EXHIBIT 10.2

MASTER STANDARD SERVICE OFFER (“SSO”)

SUPPLY  AGREEMENT

FOR THE PERIOD

FROM JUNE 1, 2009

THROUGH MAY 31, 2011

TABLE OF CONTENTS

ARTICLE 1:	DEFINITIONS	2
ARTICLE 2:	GENERAL TERMS AND CONDITIONS	11
2.1	Capacity In Which Companies Are Entering Into This Agreement	11
2.2	Parties’ Obligations	11
2.3	MISO Services	13
2.4	Communications and Data Exchange	14
2.5	Record Retention	15
2.6	Verification	15
ARTICLE 3:	REPRESENTATIONS AND WARRANTIES	16
3.1	SSO Supplier's Representations and Warranties	16
3.2	Companies’ Representations and Warranties	18
3.3	Joint Representations and Warranties	20
3.4	Survival of Obligations	21
ARTICLE 4:	COMMENCEMENT AND TERMINATION OF AGREEMENT	21
4.1	Commencement and Termination	21
4.2	Termination of Right to Supply SSO	21
4.3	Survival of Obligations	21
4.4	Mutual Termination	22
ARTICLE 5:	BREACH AND DEFAULT	23
5.1	Events of Default	23
5.2	Rights Upon Default	26
5.3	Damages Resulting From an Event of Default	26
5.4	Declaration of an Early Termination Date and Calculation of Settlement Amount and Termination Payment	29
5.5	Step-up Provision	32
5.6	Setoff of Payment Obligations of the Non-Defaulting Party	33
5.7	Preservation of Rights of Non-Defaulting Party	34
ARTICLE 6:	CREDITWORTHINESS	34
6.1	Applicability	34
6.2	Creditworthiness Determination	34
6.3	Independent Credit Requirement	35
6.4	Independent Credit Threshold	35
6.5	Mark-to-Market Credit Exposure Methodology	40
6.6	Credit Limit	41
6.7	Posting Margin and Return of Surplus Margin	44
6.8	Grant of Security Interest/Remedies	46
6.9	Security Instruments	49
6.10	Maintenance of Creditworthiness	51
6.11	Calling on Security	51
6.12	Interest on Cash Held by Company	52

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6.13	Confidentiality	52
6.14	No Endorsement of SSO Supplier	53
ARTICLE 7:	PROCEDURES FOR ENERGY SCHEDULING AND DATA TRANSMISSION	53
7.1	Load Obligations	53
7.2	Data Transmission	54
7.3	Energy Scheduling	54
7.4	Meter Data Management Agent	54

ARTICLE 8:	THE ENERGY SETTLEMENT/RECONCILIATION PROCESS	55
8.1	Energy Settlement By MISO	55
8.2	Energy Settlement by the Company	55
ARTICLE 9:	BILLING AND PAYMENT	55
9.1	The Company Payment of Obligations to the SSO Supplier	55
9.2	Billing for SSO Supplier’s Obligations to Other Parties	57
9.3	The SSO Supplier Payment of Obligations to the Companies	57
ARTICLE 10:	SYSTEM OPERATION	58
10.1	Disconnection and Curtailment by the Companies	58
10.2	Inadvertent Loss of Service to SSO Customers	59
10.3	Good Faith Efforts	59
10.4	MISO Requirements	60
10.5	Compliance with Governmental Directives	60
ARTICLE 11:	DISPUTE RESOLUTION	60
11.1	Informal Resolution of Disputes	60
11.2	Recourse to Agencies or Courts of Competent Jurisdiction	61
ARTICLE 12:	REGULATORY AUTHORIZATIONS AND JURISDICTION	61
12.1	Compliance with Applicable Legal Authorities	61
12.2	FERC Jurisdictional Matters	61
ARTICLE 13:	LIMITATION OF LIABILITY	62
13.1	Limitations on Liability	62
13.2	Risk of Loss	62
ARTICLE 14:	INDEMNIFICATION	63
14.1	Indemnification	63
14.2	Survives Agreement	64
ARTICLE 15:	MISCELLANEOUS PROVISIONS	65
15.1	Notices	65
15.2	No Prejudice of Rights	66
15.3	Assignment	66
15.4	Governing Law and Venue	68
15.5	Headings	68
15.6	Third Party Beneficiaries	68
15.7	General Miscellaneous Provisions	68
15.8	Taxes	69

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15.9	Use of Word "Including"	70
15.10	Federal Acquisition	70
15.11	Binding Terms	71
15.12	Confidentiality	71
15.13	Amendment	74
15.14	Counterparts	74

APPENDIX A TO MASTER SSO SUPPLY AGREEMENT		76
APPENDIX B TO MASTER SSO SUPPLY AGREEMENT		77
APPENDIX C TO MASTER SSO SUPPLY AGREEMENT		78
APPENDIX D TO MASTER SSO SUPPLY AGREEMENT		84
APPENDIX E TO MASTER SSO SUPPLY AGREEMENT		98
APPENDIX F TO MASTER SSO SUPPLY AGREEMENT		104

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MASTER SSO SUPPLY AGREEMENT

THIS MASTER SSO SUPPLY AGREEMENT, made and entered into this ___ day of__________, 2009 by and between The Cleveland Electric Illuminating Company, The Toledo Edison Company and Ohio Edison Company (collectively, the “Companies”), each of which is a corporation organized and existing under the laws of the State of Ohio, and each of the suppliers listed on Appendix A hereto severally, but not jointly (each a “SSO Supplier” and, collectively, the “SSO Suppliers”).  The Companies and each SSO Supplier are hereinafter sometimes referred to collectively as the “Parties,” or individually as a “Party,”

WITNESSETH:

WHEREAS, each of the Companies is an Ohio public utility engaged, inter alia, in providing SSO Service within its service territory; and

WHEREAS, the PUCO found that, for periods on and after June 1, 2009, it would serve the public interest for the Companies to secure SSO Supply through a competitive bidding process; and

WHEREAS, on _______, 2009 the Company conducted and completed a successful solicitation  for SSO Supply; and,

WHEREAS, the SSO Supplier was one of the winning bidders in the Solicitation for the provision of SSO Supply; and

WHEREAS, the PUCO has authorized the Companies to contract with winning bidders for the provision of SSO Supply to serve SSO Load in accordance with the terms of this Standard Service Offer Master SSO Supply Agreement (“Agreement”); and

WHEREAS, the Companies and the SSO Supplier desire to enter into this Agreement setting forth their respective obligations concerning the provision of SSO Supply.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby covenant, promise and agree as follows:

ARTICLE 1:                    DEFINITIONS

Any capitalized or abbreviated term not elsewhere defined in this Agreement will have the definition set forth in this Article.

Ancillary Services has the same meaning ascribed to the term in the applicable MISO Rules.

Applicable Legal Authorities means generally, those federal and Ohio statutes and administrative rules and regulations that govern the electric utility industry in Ohio.

Asset Owner has the meaning ascribed thereto in the applicable MISO Rules.

Auction Revenue Right or ARR has the same meaning ascribed to the term in the applicable MISO Rules.

Bankruptcy Code means those laws of the United States of America related to bankruptcy, codified and enacted as Title 11 of the United States Code, entitled “Bankruptcy” and found at 11 U.S.C. § 101 et seq., as such laws may be amended, modified, replaced or superseded from time to time.

Billing Month means each calendar month during the term of this Agreement.

Business Day means any day on which the Companies’ and MISO’s corporate offices are open for business and commercial banks are not authorized or required to close.

Charge means any fee, charge or other amount that is billable by the Companies to the SSO Supplier under this Agreement.

Cinergy Hub means the liquid pricing point located in MISO.

Commercial Customer means a Customer taking service under one of the Companies’ General Service – Small Tariffs.

Commercial Pricing Node or “CP Node” has the same meaning ascribed to the term in the applicable MISO Rules as of the Effective Date.

Competitive Electricity Supply means unbundled Energy, Resource Adequacy Requirements, Ancillary Services and Firm Transmission Service, including all transmission and distribution losses and congestion associated with the provision of the foregoing services, other obligations or responsibilities currently imposed or that may be imposed by MISO, and such other services or products that are provided by a CRES Supplier to fulfill its obligations to serve customer load.  The provision of Competitive Electricity Supply by CRES Suppliers entails fulfillment of all obligations associated with service to Customers, including the obligations of an LSE under the applicable MISO Rules.

Costs mean, with respect to the Non-Defaulting Party, any brokerage fees, commissions and other similar transaction costs and expenses reasonably incurred by such Party either in terminating any arrangement pursuant to which it has hedged its obligations or entering into new arrangements which replace this Agreement; and all reasonable attorneys’ fees and expenses incurred by the Non-Defaulting Party in connection with the termination of this Agreement.

CRES Supplier means a person or entity that is duly certified by the Commission to offer and to assume the contractual and legal responsibility to provide Competitive Electricity Supply to Customers located in the state of Ohio pursuant to retail open access programs approved by the Commission.

Customer means any person or entity who receives distribution service from the Companies, including, without limitation, all persons eligible to receive Competitive Electricity Supply from a CRES Supplier or SSO Service, respectively, in accordance with the Applicable Legal Authorities.

Damages means the amount of compensation specified in Article 5 of this Agreement  due to a Party resulting from an Event of Default or an Early Termination of this Agreement.

Defaulting Party means a Party that causes or is subject to an Event of Default.

Delivery Period means the time period during which this Agreement is in effect.

Early Termination means termination of this Agreement prior to the end of the term due to the occurrence of an Event of Default as specified in Section 5.2 of this Agreement and the declaration of Early Termination.

Early Termination Date means the date upon which an Early Termination becomes effective as specified in Section 5.2 of this Agreement.

Emergency means (i) an abnormal system condition requiring manual or automatic action to maintain system frequency, or to prevent loss of firm load, equipment damage, or tripping of system elements that could adversely affect the reliability of an electric system or the safety of persons or property; or (ii) a condition that requires implementation of emergency operations procedures; or (iii) any other condition or situation that the Companies, the FirstEnergy Balancing Authority operator, other transmission owner, or MISO deems imminently likely to endanger life or property or to affect or impair the Companies’ electrical system or the electrical system(s) of other(s) to which the Companies’ electrical system is directly or indirectly connected (a "Connected Entity").  Such a condition or situation may include, but shall not be limited to, potential overloading of the Companies’ transmission or distribution circuits, MISO minimum generation ("light load") conditions, or unusual operating conditions on either the Companies’ or a Connected Entity's electrical system, or conditions such that the Companies are unable to accept Energy from the SSO Supplier without jeopardizing the Companies’ electrical system or a Connected Entity's electrical system.

Energy means three-phase, 60-cycle alternating current electric energy, expressed in units of kilowatt-hours or megawatt-hours.

Event of Default means a breach of obligations under this Agreement as set forth in Section 5.2 hereof.

FERC means the Federal Energy Regulatory Commission, or any successor thereto.

Final FERC Order means a final order issued by FERC which is no longer subject to rehearing or judicial review and is not the subject of proceedings at FERC on remand from any court.

Final Monthly Energy Allocation or “FMEA” means a quantity of Energy expressed in MWh which, for any Billing Month, is the PMEA adjusted for any billing or metering errors found subsequent to the calculation of PMEA of which MISO is notified prior to the last date on which MISO issues a settlement statement for a previous operating day for the Billing Month.

Financial Transmission Rights or “FTRs” has the same meaning ascribed to the term in the applicable MISO Rules.

Firm Transmission Service means “Network Integration Transmission Service” under the MISO Rules.  In the event the MISO Rules are modified such that “Network Integration Transmission Service” is no longer offered, Firm Transmission Service means the type of transmission service offered under the MISO Rules that is accorded the highest level of priority for scheduling and curtailment purposes.

FirstEnergy Balancing Authority means the geographic region represented by the combined service territories of The Cleveland Electric Illuminating Company, The Toledo Edison Company, Pennsylvania Power Company and Ohio Edison Company, as may be modified from time to time, and which is recognized by the North American Electric Reliability Council as the "FirstEnergy Balancing Authority."

FirstEnergy Load Zone means that set of electrical locations determined pursuant to the applicable MISO tariff, rules, agreements and procedures, representing the aggregate area of consumption for the Companies within the FirstEnergy Balancing Authority and used for the purposes of scheduling, reporting withdrawal volumes, and settling Energy transactions at aggregated load levels, to facilitate Energy market transactions.  The reference commercial pricing node will be the MISO commercial pricing node labeled “FESR”

First Mortgage Bond – has the meaning ascribed in Section 6.9(c) of this Agreement.

Forward Market Price means forward market prices as determined by publicly-available market quotations obtained by the Companies for the Cinergy Hub, which is indicative of market conditions in the FirstEnergy Balancing Authority.

Gains means, with respect to any Party, an amount equal to the present value of the economic benefit to it, if any (exclusive of Costs), resulting from an Early Termination of this Agreement, determined in a commercially reasonable manner.

General Service – Small Tariffs means Rate Schedules GS, STL, TRF and POL of the Companies’ Tariffs for Electric Service.

General Service – Large Tariffs means Rate Schedules GP, GSU and GT of the Companies’ Tariffs for Electric Service.

Guaranty means a guaranty, hypothecation agreement, margins or security agreement or any other document, (whether in the form attached to this Agreement or other form approved by the Companies.)

Guarantor means any party having the authority and agreeing to guarantee a SSO Supplier’s financial obligations under this Agreement, recognizing that such a party will be obligated to meet the Companies’ creditworthiness requirements for SSO Suppliers.

Independent Credit Requirement or “ICR” means an amount per Tranche required as security under Section 6.3 hereof, to reflect the risk of Energy price movements between the date of an Early Termination caused by an Event of Default by a SSO Supplier and the date the final calculation of Damages owing to the Companies under Section 5.2 is made.

Industrial Customer means a Customer taking service under one of the Companies’ General Service – Large Tariffs.

Interest Index means the average Federal Funds Effective Rate, defined below, for the period of time the funds are on deposit.  The Federal Funds Effective Rate is published daily on the Federal Reserve website http://www.federalreserve.gov/releases/h15/update/.

Kilowatt or “kW” means a unit of measurement of useful power equivalent to 1,000 watts.

Kilowatt-hour or “kWh” means one kilowatt of electric power used over a period of one hour.

Load Serving Entity or “LSE” has the same meaning ascribed to the term in the applicable MISO Rules.

Losses means, with respect to any Party, an amount equal to the present value of the economic loss to it, if any (exclusive of Costs), resulting from an Early Termination of this Agreement, determined in a commercially reasonable manner.

Margin means the amount by which the Total Exposure Amount exceeds the Credit Limit of the SSO Supplier, or its Guarantor, as defined in Section 6.6 of this Agreement.

Market Participant has the meaning ascribed thereto in the MISO Rules.

Mark-to-Market Exposure Amount means an amount calculated daily for each SSO Supplier reflecting the exposure to the Companies due to fluctuations in market prices for Energy as set forth in Section 6.5 and in Appendix C minus amounts due pursuant to this Agreement to such SSO Supplier for the delivery of SSO Supply.

Megawatt or “MW” means one thousand kilowatts.

Megawatt-hour or “MWh” means one megawatt of electric power used over a period of one hour.

Merger Event means when a Party consolidates or amalgamates with, or merges into or with, or transfers all or substantially all of its assets to another entity and either (i) the resulting entity fails to assume all of the obligations of such Party hereunder or (ii) the benefits of any credit support provided pursuant to Article 6 fail to extend to the performance by such resulting, surviving or transferee entity of the Party’s obligations hereunder, and the resulting entity fails to meet the creditworthiness standards of this Agreement.  Transfer of all or substantially all of the Companies’ generation assets does not qualify as a Merger Event.

Meter Data Management Agent has the meaning ascribed thereto in the applicable MISO Rules.

Meter Read Date means the date on which each of the Companies is scheduled, in accordance with its own established procedures and practices and its own regularly-scheduled billing cycles, to read a meter for purposes of producing Customer bills.

Meter Reading means the process whereby each of the Companies takes notice of the information presented on a Customers’ meters.  A Meter Reading may be obtained manually, through telemetry, or by estimation, in accordance with each of the Companies’ established procedures and practices.

Minimum Rating means a minimum senior unsecured debt rating as defined in Section 6.4(a)(i) of this Agreement.

MISO means the Midwest Independent Transmission System Operator, Inc. its successors and assigns.

MISO Charges means the prevailing charges required by MISO to be paid by each LSE operating in the MISO.

MISO EMT means the prevailing MISO Open Access Transmission and Energy Markets Tariff on file with the FERC, which sets forth the rates, terms and conditions, among other things, of transmission service over transmission facilities located in the FirstEnergy Balancing Authority and the rules governing MISO’s administration of Energy markets, Ancillary Services, Financial Transmission Rights and Resource Adequacy Requirements, as well as any MISO Business Practice Manuals as are in effect on the date hereof and as modified from time to time.

MISO Rules means any MISO tariff, rules or agreements, or succeeding, superseding or amended versions of the MISO tariff, rules or agreements that may take effect from time to time over the term of this Agreement.

Mutual Termination Agreement has the meaning ascribed to in Section 4.4 of this Agreement.

NERC means the North American Electric Reliability Council or its successor.

PJM Western Hub means a liquid pricing point in PJM.

Preliminary Monthly Energy Allocation or “PMEA” means a quantity of Energy expressed in MWh which, for any Billing Month, is the preliminary calculation of the Supplier’s SSO Supplier Responsibility Share.

PMEA/FMEA Adjustment means, for any Billing Month, the monetary amount due to the SSO Supplier or the Companies, as the case may be, in order to reconcile any difference between the PMEA used for the purpose of calculating estimated payments made to SSO Supplier for a given month and the FMEA used for calculating the final payments due to the SSO Supplier for such month as more fully described in Article 9 hereof.

Price means the price in $/MWh set forth in Appendix A hereto, resulting from the Companies’ Solicitation for the opportunity to provide SSO Supply.  The Price is the basis for financial settlement of SSO Supply supplied by the SSO Supplier for SSO Customers under this Agreement.

PUCO or “Commission” means the Public Utilities Commission of Ohio, or any successor thereto.

Residential Customer means a Customer taking service under any of the Companies’ Residential Tariffs.

Residential Tariff means Rate Schedule RS.

Resource Adequacy Requirements means those requirements (or equivalent requirements) set forth in the applicable MISO Rules, and as may be replaced or superseded by other requirements in or in succeeding, superseding or amended versions of the MISO Rules.

Seasonal Billing Factor means a numerical factor, as set forth in Appendix B hereto, one amount applicable during the summer months of June through August, and one amount applicable during the non-summer months of September through May, applied to the Price in accordance with the provisions of Article 9 hereof and thereby used to adjust the Companies’ payments to SSO Suppliers.

Service Territory means the geographic areas of the State of Ohio in which the Companies serve Customers.

Settlement Amount means, with respect to a Non-Defaulting Party, the net amount of the Losses or Gains, and Costs, expressed in U.S. Dollars, which such party incurs as a result of Early Termination, as set forth in Section 5.4(a) of this Agreement.   For the purposes of calculating the Termination Payment, the Settlement Amount shall be considered an amount due to the Non-Defaulting Party under this Agreement if total of the Losses and Costs exceeds the Gains and shall be considered an amount due to the Defaulting Party under this Agreement if the Gains exceed the total of the Losses and Costs.

Solicitation means the competitive bidding process by which the counterparty, quantity, pricing and other terms of this Agreement are established.

SSO Customers means Residential, Commercial and Industrial Customers, including special contract (SC) Customers, taking SSO Service from the Companies during the term of this Agreement.

SSO Load means the full electricity requirement including, without limitation, Energy, Capacity, Resource Adequacy Requirements, Ancillary Services and Firm Transmission Service of SSO Customers.  The hourly Energy requirements of SSO Load used to determine the PMEA and FMEA will be measured and reported by the Companies to MISO and will include distribution losses.

SSO Load Share means the SSO Supplier’s portion of the FirstEnergy Load Zone single coincident peak attributable to the Companies SSO Customers.

SSO Service means Standard Service Offer electric generation service that is provided by the Companies to any Customer that is not being served by a CRES Supplier.

SSO Supplier means an entity that has been selected through the Solicitation and has accepted the obligations and associated rights to provide SSO Supply to the Companies for retail customers in accordance with the Applicable Legal Authorities and has entered into this Agreement with the Companies as a Party.  The term “supplier” also refers generically to any entity authorized by the PUCO to provide SSO Supply where the context makes it appropriate to do so.  The distinction can be derived from the context, but is also generally reflected in the use of lower case type ("supplier") to reflect the generic usage, and an initial capital ("Supplier") to reflect a Party to this Agreement.

SSO Supplier Load Zone means the load zone created pursuant to MISO’s tariff, rules, agreements and procedures encompassing the individual SSO Supplier’s proportionate share of the FirstEnergy Load Zone based on that SSO Supplier’s SSO Supplier Responsibility Share.

SSO Supplier Representative means any officer, director, employee, consultant, contractor, or other agent or representative of the SSO Supplier in connection with the SSO Supplier's activity solely as a SSO Supplier.  To the extent the SSO Supplier is a division or group of a company, the term SSO Supplier Representative does not include any person in that company who is not part of the SSO Supplier division or group.

SSO Supplier Responsibility Share means, for each SSO Supplier, the fixed percentage share of the Companies’ SSO Load for which the SSO Supplier is responsible as set forth in Appendix A.  The stated percentage share is determined by multiplying the number of Tranches won by the SSO Supplier in the Solicitation times the Tranche size percentage share.

SSO Supply means unbundled Energy, Capacity, Resource Adequacy Requirements, Ancillary Services and Firm Transmission Service, including all transmission and distribution losses and congestion and imbalance costs associated with the provision of such services, as measured and reported to MISO, and such other services or products that a SSO Supplier may be required, by MISO or other governmental body having jurisdiction, to provide in order to meet the SSO Supplier Responsibility Share under this Agreement.

SSO Tariffs means Schedules of Rates of The Cleveland Electric Illuminating Company (P.U.C.O. 13), The Toledo Edison Company (P.U.C.O. 8) and Ohio Edison Company (P.U.C.O. 11) , and as those Rate Schedules may be amended from time to time.  Copies of the SSO Tariffs may be obtained at http://www.firstenergycorp.com/corporate/Operating_Companies/index.html.

Standard Service Offer means a market-based standard service offer of all competitive retail electric services necessary to maintain essential electric service to consumers, including a firm supply of electric generation service as required by Section 4928.141 of the Ohio Revised Code.

Statement means a monthly report prepared by the Companies for the SSO Supplier indicating the amount due to the SSO Supplier in compensation for kWh supplied for SSO Customers by the SSO Supplier during the current Billing Month, in accordance with SSO Supplier’s obligations under this Agreement.

Surplus Margin has the meaning ascribed in Section 6.9(c) of this Agreement.

Tangible Net Worth or “TNW” means total assets less intangible assets and total liabilities. Intangible assets include benefits such as goodwill, patents, copyrights and trademarks.

Termination Payment  has the meaning set forth in Section 5.4 of this Agreement.

Total Exposure Amount means an amount calculated daily for each SSO Supplier reflecting the total credit exposure to the Companies and consisting of the sum of (i) the Mark-to-Market Exposure Amount arising under this Agreement; (ii) any amount(s) designated as the “Mark-to-Market Exposure Amount” arising under any other SSO Supply agreements providing for “SSO Supply” or similar SSO Service; and (iii) the amount designated as the “credit exposure” under any other SSO Supply agreements providing for SSO Supply; provided that in the event the amount calculated for any day is a negative number, it shall be deemed to be zero for such day.

Tranche means a fixed percentage share of the Companies’ SSO Load as determined for the purposes of the Solicitation conducted to procure SSO Supply for the Companies’ SSO Load.  The fixed percentage is the Tranche size for the Companies.

Zonal Peak Load means the monthly coincident peak load of the transmission system within the FirstEnergy Balancing Authority.

ARTICLE 2:                    GENERAL TERMS AND CONDITIONS

2.1           Capacity In Which Companies Are Entering Into This Agreement

Each SSO Supplier agrees and acknowledges that the Companies are contracting for the provision of SSO Supply from such SSO Supplier for Customers receiving SSO Service on the Companies’ distribution systems pursuant to the authorizations provided to each of the Companies.  The SSO Supplier further agrees and acknowledges that the Companies will administer and monitor the SSO Supplier’s performance in providing SSO Supply under this Agreement and that the Companies will be entitled to enforce SSO Suppliers’ obligations related to the provision of SSO Supply.  The SSO Supplier hereby permanently and irrevocably waives any claim that Companies are not entitled to seek enforcement of this Agreement.
               The Parties acknowledge that this Agreement is a forward contract and, accordingly, the Parties hereto are entitled to the protections of Section 556 of the Bankruptcy Code.  The Parties therefore agree that this Agreement may be terminated by either Party upon the commencement of a proceeding by one Party under any chapter of the Bankruptcy Code in accordance with Section 5.2 hereof.

2.2           Parties’ Obligations

(a)           Obligations of SSO Supplier
Each SSO Supplier hereby agrees severally, but not jointly, as follows:
(i)             to provide sufficient quantities of SSO Supply on an instantaneous basis at all times to meet the SSO Supplier Responsibility Share;
(ii)            to procure those services provided by MISO and to perform such functions as may be required by MISO that are necessary for the delivery of SSO Supply required hereunder, and to pay all costs, fees, and charges associated with such services, except to the extent that, as expressly set forth in this Agreement, the Companies are acting as the Meter Data Management Agent of the SSO Suppliers under the MISO EMT;
(iii)           to cooperate with the Companies in any regulatory compliance efforts that may be required to maintain the ongoing legitimacy and enforceability of the terms of this Agreement and to fulfill any regulatory reporting requirement associated with the provision of SSO Supply or SSO Service, before the PUCO, FERC or any other regulatory body asserting jurisdiction;
(iv)           to become the Asset Owner, Market Participant and LSE solely with respect to the provision of SSO Supply for the SSO Supplier Responsibility Share and to comply with all MISO rights and obligations of an Asset Owner, Market Participant and LSE with respect to such SSO Supplier Responsibility Share;
(v)            to become a Market Participant, including obtaining a properly defined CP Node and provide written evidence thereof to the Companies and to remain a Market Participant for the entire term of this Agreement;
(vii)           to pay to the Companies the PMEA/FMEA Adjustment Amount for any month in which the PMEA exceeds the FMEA, as more fully described in Article 9 hereof ;
 (viii)        to comply in a timely manner with all obligations under this Agreement imposed upon a SSO Supplier.

(b)           Obligations of the Companies
The Companies hereby agree severally, but not jointly, as follows:

(i)     to pay to each SSO Supplier every Billing Month an amount equal to the Price multiplied by the Seasonal Billing Factor multiplied by the PMEA, as detailed in Article 9;
(ii)    to act as the Meter Data Management Agent for the SSO Suppliers;
(iii)           to pay to each SSO Supplier the PMEA/FMEA Adjustment Amount for any month in which the FMEA exceeds the PMEA, as more fully described in Article 9 hereof;
(iv)           to transfer ARR revenues or to pay to each SSO Supplier the net revenues from sales of its FTRs into the MISO Market, in proportion to such SSO Supplier’s SSO Supplier Responsibility Share, for the period from June 1, 2009 through May 31, 2011;
(v)    to provide a monthly Statement to the SSO Supplier showing calculation of amounts due pursuant to Article 9.
(vi)           to incrementally adjust the bid prices for, and payment to, winning bidders to the extent that the MISO rate for Network Integration Transmission Service (NITS), Seams Elimination Cost Adjustment (SECA) or other non-market-based FERC-approved charges change, or are newly approved, and apply to the winning bidder(s) during the period June 1, 2009 through May 31, 2011 pursuant to a FERC order.

2.3           MISO Services

Each SSO Supplier must make all necessary arrangements for the delivery of SSO Supply through MISO.  As MDMA for settlement purposes, the Companies will advise MISO of the magnitude of each SSO Supplier's actual SSO Supplier Responsibility Share, as required by applicable MISO EMT, for the purpose of calculating such SSO

Supplier’s appropriate Energy obligation, Resource Adequacy Requirements obligation, Ancillary Services obligation, Firm Transmission Service obligation, and other requirements and obligations currently and as may be amended from time to time by MISO, related to the provision of service under this Agreement by SSO Suppliers arising under the applicable MISO EMT.  Each SSO Supplier will remain responsible to MISO for the performance and cost of its Asset Owner, Market Participant and LSE obligations associated with the provision of SSO Supply under this Agreement until the effective date of the transfer of such Asset Owner, Market Participant and LSE obligations.

2.4           Communications and Data Exchange

Each SSO Supplier and the Companies will supply to each other all data, materials or other information that is specified in this Agreement, or that may otherwise reasonably be required by SSO Suppliers or by the Companies in connection with the provision of SSO Supply by the SSO Supplier for SSO Customers, if required, in a thorough and timely manner.
Electronic information exchange between each SSO Supplier and the Companies under this Agreement will employ a SSO Supplier identification number, assigned by the Companies, which must be consistent with the SSO Supplier's Dunn & Bradstreet Business number.  No later than three business days following the close of the auction, each SSO Supplier must be equipped with the communications capabilities necessary to comply with the communications and data exchange standards that are set by and as may, from time to time, be modified by MISO, and must bear the costs of putting in place and successfully testing all required information technology systems that will enable it to send to and receive data from the Companies and MISO and to satisfy its obligations under this Agreement, any applicable MISO EMT.

2.5           Record Retention

The Companies will retain for a period of two (2) years following the expiration of the term of this Agreement, necessary records so as to permit SSO Suppliers to confirm the validity of payments due to SSO Suppliers hereunder; provided that, if a SSO Supplier has provided notice within two (2) years of the expiration of the term of this Agreement that it disputes the validity of any payments, the Companies agree that they will retain all records related to such dispute until the dispute is finally resolved.
Each SSO Supplier will have the right, upon reasonable notice, to inspect the books and records retained by the Companies which document the payments due and owing, or owed and paid, to the SSO Supplier.  Such inspection must take place during regular business hours.

2.6           Verification

        In the event of a good faith dispute regarding any invoice issued or payment due under this Agreement, each Party will have the right to verify, at its sole expense, the accuracy of the invoice or the calculation of the payment due by obtaining copies of the relevant portions of the books and records of the other Party.  The right of verification will survive the termination of this Agreement for a period of two (2) years after such termination.  Both Parties agree that the books and records to be inspected for performance of this paragraph shall be deemed and treated by the Parties as Confidential Information.  Both Parties agree to use the Confidential Information of the other Party for the sole purpose of performance under this paragraph.  Both Parties will take all precautions and actions to prevent sale, use or disclosure of the other Party’s Confidential Information to any third party.

ARTICLE 3:                     REPRESENTATIONS AND WARRANTIES

3.1           SSO Supplier's Representations and Warranties

Each SSO Supplier hereby represents, warrants and covenants to the Companies as follows:
a)    such SSO Supplier is a corporation, partnership, limited liability company or other legal entity, as set forth in Appendix A hereto, duly organized, validly existing and in good standing under the laws of the State of Ohio or, if another jurisdiction, is duly registered and authorized to do business and is in good standing in the State of Ohio;
b)    such SSO Supplier has all requisite power and authority to execute and deliver this Agreement and to carry on the business to be conducted by it under this Agreement and to enter into and perform its obligations hereunder, including satisfaction of all applicable FERC and MISO requirements, including ongoing status as a signatory to a service agreement between each of the Companies and SSO Supplier pursuant to the applicable FERC-approved Tariffs;
c)            the execution and delivery of this Agreement and the performance of such SSO Supplier’s obligations hereunder have been duly authorized by all necessary action on the part of the SSO Supplier and do not and will not conflict with, or constitute a breach of or default under, any of the terms, conditions, or provisions of the SSO Supplier’s certificate of incorporation or bylaws or any indenture, mortgage, other evidence of indebtedness, or other agreement or instrument or any statute or rule, regulation, order, judgment, or decree of any judicial or administrative body to which the

SSO Supplier is a party or by which the SSO Supplier or any of its properties is bound or subject;
d)            all necessary and appropriate action that is required on the SSO Supplier’s part to execute this Agreement has been completed;
e)            this Agreement is the legal, valid and binding obligation of such SSO Supplier, enforceable in accordance with its terms;
f)             there are no actions at law, suits in equity, proceedings or claims pending or, to such SSO Supplier's knowledge, threatened against the SSO Supplier before any federal, state, foreign or local court, tribunal or government agency or authority that might materially delay, prevent or hinder the SSO Supplier's performance of its obligations hereunder;
g)            it has entered into this Agreement with a full understanding of the material terms and risks of the same, and it is capable of assuming those risks;
h)    the SSO Supplier is in good standing as an Asset Owner, Market Participant and LSE in MISO, is a signatory to all applicable MISO agreements, and is in compliance, and will continue to comply with all obligations, rules, tariffs and regulations, as established and interpreted by MISO, that are applicable to Asset Owners Market Participants and LSEs;
i)           the SSO Supplier will be solely responsible for payment of all charges due to MISO currently and as may be amended from time to time by MISO associated with the SSO Supplier’s standing as an Asset Owner, as a Market Participant and as a LSE, and the provision of SSO Supply for the SSO Supplier Responsibility Share;

j)      it has made its trading and investment decisions (including regarding the suitability thereof) based upon its own judgment and any advice from such advisors as it has deemed necessary and not in reliance upon any view expressed by the Companies; and
k)            the SSO Supplier will comply with any and all information and data transfer protocols that may be adopted by the Companies or that are set by, and from time to time modified by, the Commission; provided that each SSO Supplier will be entitled to challenge any such protocols in the appropriate forum.

3.2           Companies’ Representations and Warranties

Each of the Companies hereby represents, warrants and covenants to the SSO Suppliers as follows:
a)            it is an electric utility corporation duly organized, validly existing and in good standing under the laws of the State of Ohio;
b)            it has all requisite power and authority to carry on the business to be conducted by it under this Agreement and to enter into and perform its obligations hereunder;
c)            the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on the part of the Company and do not and will not conflict with, constitute a breach of or default under, any of the terms, conditions, or provisions of the Company’s certificate of incorporation or bylaws or any indenture, mortgage, other evidence of indebtedness, or other agreement or instrument or any statute or rule, regulation, order, judgment, or decree of any judicial or administrative body to which the Company is a party or by which the Company or any of its properties is bound or subject;
d)            all necessary and appropriate action that is required on the Company’s part to execute this Agreement has been completed;
e)            this Agreement is the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by Applicable Legal Authorities;
f)             the ability of the Company to pay any and all amounts due and payable under this Agreement, or upon any potential breach thereof, is not conditioned upon any governmental or administrative appropriation by the Commission, the State of Ohio or any other governmental authority;
g)            there are no actions at law, suits in equity, proceedings or claims pending or, to the Company’s knowledge, threatened against the Company before any federal, state, foreign or local court, tribunal or governmental agency or authority that might materially delay, prevent or hinder the Company’s performance of its obligations under this Agreement;
h)            it has entered into this Agreement with a full understanding of the material terms and risks of the same, and it is capable of assuming those risks;
i)             the Company’s performance under this Agreement is not contingent upon the performance of Customers or the ability of any individual Customer to fully pay for SSO Service;

j)     the Company will have full responsibility for metering, billing and delivery with respect to Customers and SSO Suppliers will have no responsibility with respect thereto;
k)     the Company will be responsible for distribution services and the Supplier will not be responsible for distribution charges; and
l)     T he Company will perform MDMA functions in accordance with MISO Energy Market Tariff and Business Practice Manuals.

3.3           Joint Representations and Warranties

Each Party hereby warrants, represents and covenants to the other that this Agreement is for the purchase and sale of the full electricity requirement (including, without limitation, Energy, Capacity, Resource Adequacy Requirements, Ancillary Services and Firm Transmission Service) of the SSO Load that will be delivered in quantities expected to be used or sold over a defined period in the normal course of business, and it is the intention at the inception and throughout the term of this Agreement that the fulfillment of the SSO Supplier’s obligation under Section 2.2(a)(i) hereof will result in physical delivery and not financial settlement, and that the quantity of SSO Supply that each SSO Supplier must deliver and that each of the Companies must accept for delivery will be determined by the requirements of the SSO Load for which the SSO Supplier is responsible under the Agreement, and, as such, that this Agreement does not provide for an option by either Party with respect to the quantity of SSO Supply to be delivered or received during performance of the Agreement.

3.4           Survival of Obligations

All representations and warranties contained in this Article are of a continuing nature and must be maintained during the term of this Agreement.  If a Party learns that any of the representations, warranties, or covenants in this Agreement are no longer true during the term of this Agreement, the Party must immediately notify the other Party in accordance with the notice provisions of Section 15.1 of this Agreement.

ARTICLE 4:            COMMENCEMENT AND TERMINATION OF AGREEMENT

4.1           Commencement and Termination

The term of this Agreement will commence upon the date first written above (the “Effective Date”); provided that the provision of SSO Supply by SSO Suppliers will commence for any SSO Customer on or after June 1, 2009 at 12:00:01 a.m. on such date and continue through May 31, 2011 unless this Agreement is terminated earlier in accordance with the provisions hereof.

4.2           Termination of Right to Supply SSO

Each SSO Supplier agrees that termination of this Agreement for reason of an Event of Default will terminate any right of such SSO Supplier to provide SSO Supply for the SSO Customers and nullify any of the entitlements to which such SSO Supplier became entitled as a result of being selected as a winning bidder in the competitive bidding for SSO Supply.

4.3           Survival of Obligations

           Termination of this Agreement for any reason shall not relieve the Companies or any SSO Supplier of any obligation accrued or accruing prior to such termination.

Applicable provisions of this Agreement will continue in effect after termination to the extent necessary to provide for final billings and adjustments.

           4.4               Mutual Termination

The Companies and the SSO Supplier may agree at any time during the term of this Agreement to terminate their respective rights and obligations hereunder on such terms and under such conditions that they mutually deem to be appropriate as set forth in a mutual termination agreement acceptable in form and substance to the Companies and the SSO Supplier (“Mutual Termination Agreement”); provided that Companies agree that they will enter into a such Mutual Termination Agreement, which will discharge the terminating SSO Supplier (the “Terminating SSO Supplier”) with respect to liabilities arising after the effective date of the Mutual Termination Agreement if the following conditions precedent are met:  (i) the Terminating SSO Supplier identifies a replacement supplier willing to assume all obligations of the Terminating SSO Supplier hereunder for the remaining term of this Agreement (the “Replacement SSO Supplier”); (ii) the Replacement SSO Supplier demonstrates its compliance with Article 6 hereof, “Creditworthiness”, as of the effective date of the Mutual Termination Agreement; (iii) the Replacement SSO Supplier executes a counterpart signature page to this Agreement and thereby becomes a Party under this Agreement, effective immediately following the effective date of the Mutual Termination Agreement; and (iv) the Terminating SSO Supplier is not, to the belief or knowledge of the Companies, subject to an Event of Default as of the effective date of the Mutual Termination Agreement or, if the Companies believe that the Terminating SSO Supplier may be subject to an Event of Default, either (a) the Companies have determined that, as of the effective date of the

Mutual Termination Agreement, they have not incurred any Damages as a result of the Event of Default or (b) if the Companies have determined, as of the effective date of the Mutual Termination Agreement, that they may have incurred Damages as a result of the Event of Default, that the Replacement SSO Supplier has agreed in writing to be responsible for the payment of such Damages or to otherwise cure the Event of Default, in either case to the satisfaction of the Companies.

ARTICLE 5:                    BREACH AND DEFAULT

5.1           Events of Default

An Event of Default under this Agreement will occur if a Party (the "Defaulting Party"):
(i)     is the subject of a voluntary bankruptcy, insolvency or similar proceeding;
(ii)            makes an assignment for the benefit of its creditors;
(iii)           applies for, seeks consent to, or acquiesces in the appointment of a receiver, custodian, trustee, liquidator or similar official to manage all or a substantial portion of its assets;
(iv)           is dissolved (other than pursuant to a consolidation, amalgamation or merger) or is the subject of a Merger Event;
(v)            has a secured party take possession of all or substantially all of its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all of its assets;
(vi)           has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(vii)           in the case of an SSO Supplier, fails to become an LSE or fails to remain an LSE for the entire term hereof as required under Section 2.2(a) of this Agreement;
(viii)          in the case of an SSO Supplier, fails to become a Market Participant or fails to show proof of having established a proper CP Node and provide written evidence thereof to the Company or fails to remain a Market Participant for the entire term hereof as required under Section 2.2(a) of this Agreement;
(ix)           in the case of an SSO Supplier, MISO terminates the SSO Supplier’s ability to make purchases from the MISO markets or MISO holds any of the Companies responsible for the provision of Energy, Resource Adequacy Requirements, Ancillary Services or Firm Transmission Services to meet the Supplier’s SSO Supplier Responsibility Share under this Agreement;
(x)            fails to comply with the Creditworthiness standards as set forth in Article 6 below, including, without limitation, compliance with the Creditworthiness requirements to cover the Margin calculated under Section 6.7 or post any Margin due under Section 6.7, within the time frames set forth in the Agreement;
(xi)           fails to pay the other Party within one (1) Business Day after notice is given by the other Party of nonpayment when payment is due;
(xii)          violates any federal, state or local code, regulation or statute applicable to the supply of Energy in a manner that materially, and adversely, affects the Party’s performance under this Agreement, including by way of failure to continually satisfy all applicable FERC requirements, or, in the case of a SSO Supplier, by way of failure to maintain any other governmental approvals required for participation in the Ohio retail

Energy market as a SSO Supplier, default on any obligation or other failure to comply with MISO requirements under the applicable MISO tariff, rules or agreements;
(xiii)          is the subject of an involuntary bankruptcy or similar proceeding;
(xiv)          subject to Section 5.3(b) hereof, in the case of the Companies, fails to accept SSO Supply properly tendered by SSO Supplier under this Agreement;
(xv)           fails to satisfy any other material obligation under this Agreement not listed above;
(xvi)          makes a materially incorrect or misleading representation or warranty under this Agreement; or
(xvii)         commits an act or makes an omission that constitutes an “Event of Default” under any other agreement(s) for the provision of SSO Service between the Company and the SSO Supplier; and fails to remedy such condition, event or delinquency herein above described such that the other Party (the “Non-Defaulting Party”) is completely made whole with respect to such condition, event or delinquency, within three (3) Business Days of receipt of written notice thereof from such Non-Defaulting Party; provided, however, that an Event of Default will be deemed to have occurred immediately, without any need for the provision of notice thereof by the Non-Defaulting Party and without any right of cure on the part of the Defaulting Party, in the event of the occurrence of a condition, event or delinquency described in subsections “i”, “ii”, “iii”, “iv”, “v”, “vi”, “vii”, “viii”,  “ix”, “x” or “xi” above.  Termination of this Agreement by the PUCO, other regulatory authority, or court of law does not constitute an Event of Default under this Agreement.

5.2           Rights Upon Default

Upon and during the continuation of an Event of Default, the Non-Defaulting Party will be entitled to:
(i)            pursue any and all available legal and equitable remedies;
(ii)           declare an Early Termination Date of this Agreement with respect to the obligations of the Defaulting Party without any liability or responsibility whatsoever except for obligations arising prior to the date of termination, by providing written notice to the Defaulting Party; provided, however, that this Agreement will immediately terminate automatically and without notice in the case of any Event of Default in which a Supplier is the Defaulting Party occurring under Section 5.1(i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), or (xi) hereof and such date of automatic termination will be deemed the Early Termination Date of this Agreement with respect to such Supplier; and
(iii)           receive Damages in accordance with Section 5.3 of this Agreement.
The Non-Defaulting Party will be entitled to elect or pursue one or more of the above remedies simultaneously or sequentially, as appropriate.

           5.3               Damages Resulting From an Event of Default

(a)           SSO Suppliers’ Failure to Supply SSO Supply or Declaration of Early Termination By the Companies:  Damages resulting from (i) a SSO Supplier’s failure to (A) provide SSO Supply in conformance with Section 2.2 hereof or (B) pay MISO for purchases of any products or services from MISO, or other failure to comply with the applicable MISO requirements, such that MISO holds any of the Companies responsible for the provision of Energy, Resource Adequacy Requirements, Ancillary Services or Firm Transmission Services to meet the SSO Supplier Responsibility Share under this Agreement or (ii) the occurrence of any Event of Default attributable to a SSO Supplier resulting in Early Termination, will include all costs incurred by any of the Companies, acting in a commercially reasonable manner consistent with any statutory or regulatory requirements imposed by the Applicable Legal Authorities, in obtaining replacement services or in obtaining a replacement supplier, which costs exceed the amounts that would have been payable to the defaulting SSO Supplier under this Agreement.  Costs incurred by the Companies for the purpose of calculating Damages hereunder will consist of the following:
(i)           the cost of Energy, Capacity, Resource Adequacy Requirements, Ancillary Services and Firm Transmission Service (including transmission and distribution losses, congestion, administrative charges or other elements of SSO Supply) currently and as may be amended from time to time by MISO allocated to the Company by MISO due to the failure of a SSO Supplier to meet obligations owing to MISO in connection with its obligations under this Agreement;
(ii)          the cost of Energy, Capacity, Resource Adequacy Requirements, Ancillary Services and Firm Transmission Service (including transmission and distribution losses, congestion, administrative charges or other elements of SSO Supply) currently and as may be amended from time to time by MISO purchased by the Company to replace SSO Supply that a SSO Supplier was obligated to supply under this Agreement during the term hereof;
(iii)        administrative and legal costs associated with procuring replacement SSO Supply; and

(iv)         financial hedging costs incurred by any of the Companies as a result of having to procure SSO Supply not provided by a SSO Supplier.
Without limitation of the foregoing, Damages calculated hereunder will constitute the ultimate liability of a SSO Supplier in the event of an Early Termination caused by an Event of Default attributable to such SSO Supplier regardless of the reason or basis for such Early Termination.  The Parties recognize, however, the final calculation of Damages hereunder may not be known for some time since the level of such Damages may be dependant upon the arrangements made by the Company to obtain replacement services or a replacement supplier.  The Companies and each SSO Supplier agree that, until the calculation of Damages under this provision is completed, the amount and payment to the Companies of the Settlement Amount in the event of an Early Termination as set forth in Section 5.4 hereof will be immediately due and owing as an estimate of all Damages ultimately determined to be due and owing.   After Damages have been finally determined under this Section 5.3, the amounts of Damages due and owing will be reconciled with payments already made by SSO Supplier under Section 5.4 hereof.
(b)           Failure By the Companies To Accept SSO Supply Tendered By SSO Supplier: Damages resulting from the failure of the Companies to accept SSO Supply tendered by the SSO Supplier necessary to meet the SSO Supplier Responsibility Share of SSO Load under this Agreement will consist of the positive difference (if any) between the amounts that would have been payable to the SSO Supplier hereunder had the Companies accepted the SSO Supply tendered by the SSO Supplier necessary to the SSO Supplier Responsibility Share of SSO Load under this Agreement minus the amount realized by the SSO Supplier in disposing, in a reasonable commercial manner, of the SSO Supply not accepted by the Companies; provided however, that the Companies will not be required to accept quantities of unbundled Energy, Capacity, Ancillary Services, Firm Transmission Service or other component of SSO Supply utilized by Customers on an instantaneous basis as a function of electrical load, in excess of such Customer’s instantaneous consumption of such component of SSO Supply; and further provided that the Companies are not liable for any Damages if this Agreement is terminated by the PUCO, other regulatory authority or a court of law.
(c)           Damages Resulting From Early Termination Due To An Event of Default Attributable To the Companies:  Damages resulting from Early Termination due to an Event of Default attributable to the Companies will be as set forth in Section 5.4 below.  Damages calculated in accordance with Section 5.4, and reflected in the Termination Payment, shall be the exclusive remedy available to the SSO Supplier in the event of Early Termination resulting from an Event of Default attributable to the Companies.  The Companies shall not be liable for any Damages if this Agreement is terminated by the PUCO, other regulatory authority or a court of law.
(d)           Other Damages:  Damages for Events of Default not specified above shall consist of the direct damages incurred by the Non-Defaulting Party.

                5.4          Declaration of an Early Termination Date and Calculation of Settlement Amount and Termination Payment

(a)           Settlement Amount.  If an Event of Default with respect to a Defaulting Party has occurred and is continuing, the Non-Defaulting Party (in the case of an Event of Default by the Companies, each SSO Supplier shall be considered a “Non-Defaulting Party”) shall have the right (i) to designate a day, no earlier than the day such notice is effective and no later than twenty (20) days after such notice is effective, as a date for Early Termination (“Early Termination Date”) to accelerate all amounts owing between the Parties and to liquidate and terminate the undertakings set forth in this Agreement (ii) withhold any payments due to the Defaulting Party under this Agreement and (iii) suspend performance; provided however, that an Early Termination Date shall be deemed to occur automatically and concurrently with the Event of Default, without any requirement for the provision of notice by the Non-Defaulting Party,  with respect to an Event of Default under subparagraphs “i”, “ii”, “iii”, “iv”, “v”, “vi”, “vii”, “viii”, “ix”, “x” and “xi” of Section 5.1.  The Non-Defaulting Party will calculate, in a commercially reasonable manner, a Settlement Amount with respect to the obligations under this Agreement.  For the purposes of such determination, the quantity amounts of Energy (including all charges for transmission and distribution losses and congestion) and other services provided for under this Agreement for the period following the Early Termination Date through the remainder of the term of this Agreement will be deemed to be those quantity amounts that would have been delivered on an hourly basis, had this Agreement been in effect during the previous calendar year adjusted for such SSO Load changes as may have occurred since the previous calendar year.
(b)           Net Out of Settlement Amounts.  The Non-Defaulting Party will calculate Termination Payment by aggregating all Settlement Amounts due under this Agreement or any other agreement(s) between the Companies and the SSO Supplier for the provision of SSO Supply into a single amount by netting out (a) all Settlement Amounts that are due or will become due to the Defaulting Party, plus at the option of the Non-Defaulting Party, any cash or other form of security then available to the Non-

Defaulting Party and actually received, liquidated and retained by the Non-Defaulting Party, plus any or all other amounts due to the Defaulting Party under this Agreement or any other agreement(s) between the Companies and the SSO Supplier for the provision of SSO Supply against (b) all Settlement Amounts that are due or will become due to the Non-Defaulting Party, plus any or all other amounts due to the Non-Defaulting party under this Agreement or any other agreement(s) between the Companies and the SSO Supplier for the provision of SSO Supply, so that all such amounts will be netted out to a single liquidated amount; provided however, that if the SSO Supplier is the Defaulting Party and the Termination Payment is due to the SSO Supplier, the Company will be entitled to retain a commercially reasonable portion of the Termination Payment, which may be equal to the entire amount of the Termination Payment, as security for additional amounts that may be determined to be due and owing by the SSO Supplier as Damages and further provided that any previously attached security interest of the Companies in such retained amounts will continue.  The Termination Payment will be due to or due from the Non-Defaulting Party as appropriate.  If the Termination Payment has been retained by the Companies as security for additional amounts that may be determined to be due and owing by the SSO Supplier, and if, upon making a final determination of Damages, the Termination Payment, or any portion thereof, is to be made to the SSO Supplier, the Companies will pay simple interest on the Termination Payment amount being made to the SSO Supplier.  Simple interest will be calculated at the lower of the Interest Index or six (6) percent per annum.
(c)           Notice of Termination Payment.  As soon as practicable after calculation of a Termination Payment, notice must be given by the Non-Defaulting Party to the Defaulting Party of the amount of the Termination Payment and whether the Termination Payment is due to or due from the Non-Defaulting Party.  The notice will include a written statement explaining in reasonable detail the calculation of such amount.  Subject to Section 5.4(b), the Termination Payment must be made by the Party that owes it within three (3) Business Days after such notice is received by the Defaulting Party.
(d)           Disputes With Respect to Termination Payment.  If the Defaulting Party disputes the Non-Defaulting Party’s calculation of the Termination Payment, in whole or in part, the Defaulting Party must, within three (3) Business Days of receipt of Non-Defaulting Party’s calculation of the Termination Payment, provide to the Non-Defaulting Party a detailed written explanation of the basis for such dispute; provided, however, that if the Termination Payment is due from the Defaulting Party, the Defaulting Party must first provide commercially reasonable financial assurances to the Non-Defaulting Party in an amount equal to the Termination Payment.

5.5           Step-up Provision

If any one or more SSO Suppliers defaults in its obligations hereunder resulting in the exercise of the right of Early Termination by the Companies with respect to such SSO Supplier(s), then the Companies, subject to Applicable Legal Authorities, may offer some or all Non-Defaulting Supplier(s) the optional right to assume under this Agreement additional Tranches of SSO Load, and subject to further compliance with the creditworthiness provisions of Article 6 of this Agreement.  The provision of any such offer by the Companies to Non-Defaulting Suppliers will indicate the duration of the offer and the manner of acceptance thereof.  Following the assumption by SSO

Supplier(s) of additional Tranches hereunder, the Companies will prepare a modified Appendix A which will set forth the revised SSO Supplier Responsibility Shares of the SSO Load of the participating Non-Defaulting SSO Supplier(s) following such assumption.  This modified Appendix A must be initialed (as a single document or in counterparts) by the Companies and any affected SSO Supplier(s) and shall thereafter be deemed a part of this Agreement, as to such affected SSO Supplier(s), from its effective date.  A SSO Supplier will not suffer any prejudice under this Agreement or otherwise if it declines an offer to assume additional Tranches upon the default by another SSO Supplier.

5.6           Setoff of Payment Obligations of the Non-Defaulting Party

Any payment obligations of the Non-Defaulting Party to the Defaulting Party pursuant to this Agreement or any other agreement(s) between the Companies and the SSO Supplier for the provision of SSO Supply will be set off  (i) first, to satisfy any payment obligations of the Defaulting Party to the Non-Defaulting Party pursuant to this Agreement or any other agreement(s) between the Companies and the SSO Supplier for the provision of SSO Supply that are unsecured and not subject to any Guaranty; (ii) second, to satisfy any payment obligations of the Defaulting Party to the Non-Defaulting Party pursuant to this Agreement or any other agreement(s) between the Companies and the SSO Supplier for the provision of SSO Supply that are unsecured, but which are subject to a Guaranty; and (iii) third, to satisfy any remaining payment obligations of the Defaulting Party to the Non-Defaulting Party pursuant to this Agreement or any other agreement(s) between the Companies and the SSO Supplier for the provision of SSO Supply.

5.7           Preservation of Rights of Non-Defaulting Party

               The rights of the Non-Defaulting Party under this Agreement, including without limitation Sections 5.4 and 5.6, will be supplemental to, and not in lieu of, any right of recoupment, lien, or set-off afforded by applicable law, and all such rights are expressly preserved for the benefit of the Non-Defaulting Party.

ARTICLE 6:                    CREDITWORTHINESS

6.1           Applicability

Each SSO Supplier agrees that it will meet the Creditworthiness standards of this Article 6 at all times during the term of this Agreements and will inform the Companies immediately of any changes in its credit rating or financial condition. Without limitation of the foregoing, each SSO Supplier shall, upon written request, affirmatively demonstrate to the Companies, its compliance with the Creditworthiness standards set forth hereunder.  The Companies may, upon reasonable advance notice, establish less restrictive Creditworthiness standards under this Article 6 in a non-discriminatory manner,
6.2           Creditworthiness Determination
The SSO Supplier may submit and maintain a security deposit in accordance with Section 6.3 and 6.6 below in lieu of submitting to or being qualified under a creditworthiness evaluation.  The SSO Supplier may petition the Companies to re-evaluate its creditworthiness whenever an event occurs that the SSO Supplier believes would improve the determination made by the Companies of its creditworthiness.  The Companies’ credit re-evaluation must be completed as soon as possible,  but in no event,  longer than thirty (30) days after receiving a fully documented request.  The Companies shall provide the rationale for their determination of the credit limit and any resulting security requirement.  The Companies shall perform their credit re-evaluation and associated security calculation in a non-discriminatory manner.  SSO Suppliers shall provide unrestricted access to audited financial statements; however, if audited financial statements are not available, the Companies may specify other types of financial statements that will be accepted.

6.3           Independent Credit Requirement

The Independent Credit Requirement (“ICR”) per tranche (“ICRT”) that will be required of SSO Suppliers under this Agreement will initially be $1.5 million per Tranche and will decline in accordance with the schedule included as part of Appendix C throughout the term hereof.  The ICR under this Agreement is the ICRT times the number of Tranches shown in Appendix A hereto.

6.4           Independent Credit Threshold

SSO Suppliers that qualify under the following criteria will be granted an Independent Credit Threshold (“ICT”).  The ICT will be used by the SSO Suppliers solely to partially or fully cover the aggregate ICR amounts under this Agreement and any other SSO agreement(s) between it and the Companies.  In all instances, the most current senior unsecured debt rating (or, if unavailable, the most current corporate issuer debt rating) will be used.
(a)  The following requirements shall apply to SSO Suppliers or Guarantors of SSO Suppliers that have been incorporated or otherwise formed under the laws of the United States in order to be granted an ICT.  For SSO Suppliers who cannot meet the following requirements, the posting of cash or letter of credit in an acceptable form as defined in Section 6.9(b) below (see standard format in Appendix D) for the entire aggregate ICR amounts under this Agreement and any other SSO agreement(s) between it and the Companies will be required at the time of or prior to the execution of this Agreement.
(i)           The SSO Supplier must (1) be rated by at least one of the following rating agencies:  Standard & Poor's Rating Services (“S&P”), Moody's Investors Service, Inc. (“Moody’s”) or Fitch, Inc. (“Fitch”), and (2) have a minimum senior unsecured debt rating (or, if unavailable, corporate issuer rating) of at least “BBB-” from S&P, “Baa3” from Moody’s, or “BBB-” from Fitch (a "Minimum Rating").  If the SSO Supplier is rated by only two rating agencies, and the ratings are split, the highest rating will be used.  If the SSO Supplier is rated by three rating agencies, and the ratings are split, the lower of the two highest ratings will be used; provided that, in the event that the two highest ratings are common, such common rating will be used.  The maximum level of the ICT will be determined based on the following table:

Credit Rating of the SSO Supplier			Max. Independent Credit Threshold
S&P	Moody’s	Fitch
BBB+ and above	Baa1 and above	BBB+ and above	16% of TNW
BBB	Baa2	BBB	10% of TNW
BBB-	Baa3	BBB-	8% of TNW
Below BBB-	Below Baa3	Below BBB-	0% of TNW

The SSO Supplier will be required to post cash or a letter of credit in an acceptable form as defined in Section 6.9 (b) below (see standard format in Appendix D)  for the aggregate ICR amounts under this Agreement and any other SSO agreement(s) between it and the Companies, to the extent  that the aggregate ICR exceeds the ICT; or
(ii)          For SSO Suppliers having a Guarantor, the Guarantor must (1) be rated by at least one of the following rating agencies:  S&P, Moody's, or Fitch, and (2) have a minimum senior unsecured debt rating (or, if unavailable, corporate issuer rating) equal to the Minimum Rating.  If the SSO Supplier is rated by only two rating agencies, and the ratings are split, the highest rating will be used.  If the SSO Supplier is rated by three rating agencies, and the ratings are split, the lower of the two highest ratings will be used; provided that, in the event that the two highest ratings are common, such common rating will be used.  The maximum level of the ICT that could be provided through the Guaranty (see standard format in Appendix E) will be determined based on the following table:

Credit Rating of the Guarantor			Max. Independent Credit Threshold
S&P	Moody’s	Fitch
BBB+ and above	Baa1 and above	BBB+ and above	16% of TNW
BBB	Baa2	BBB	10% of TNW
BBB-	Baa3	BBB-	8% of TNW
Below BBB-	Below Baa3	Below BBB-	0% of TNW

The SSO Supplier will be granted an ICT of up to the amount of the Guaranty, provided that the amount of the Guaranty is below the maximum ICT shown in the table above.  If a Guaranty is provided for an unlimited amount, the SSO Supplier will be granted an ICT of up to the maximum ICT shown in the table above.  The Guaranty tendered by the SSO Supplier to satisfy the ITC requirement arising under this Section 6.4 shall be a separate document from the Guaranty, if any, tendered by the SSO Supplier to satisfy any requirement for a credit limit to cover the Total Exposure Amount arising under Section 6.6 below; provided, however, that a single Guaranty may be provided if such Guaranty is for an unlimited amount.  The SSO Supplier will be required to post cash or letter of credit in an acceptable form as defined in Section 6.9 (b) below (see standard format in Appendix D) for the aggregate ICR amounts under this Agreement and any other SSO agreement(s) between it and the Companies, to the extent that the aggregate ICR exceeds the ICT at the time of or prior to the execution of this Agreement.
(b)           The following standards will apply to SSO Suppliers or Guarantors of SSO Suppliers that have not been incorporated or otherwise formed under the laws of the United States.  For SSO Suppliers who cannot meet the following requirements, the posting of cash or letter of credit in an acceptable form as defined in Section 6.9(b) below (see standard format in Appendix D) for the entire aggregate ICR amounts under this Agreement and any other SSO agreement(s) between it and the Companies will be required at the time of or prior to the execution of this Agreement.
(i)           The SSO Supplier must supply such evidence of creditworthiness so as to provide the Companies with comparable assurances of creditworthiness as is applicable above for SSO Suppliers that have been incorporated or otherwise formed under the laws of the United States.  The Companies will have full discretion, without liability or recourse to the SSO Supplier, to evaluate the evidence of creditworthiness submitted by such SSO Supplier; or
(ii)          The Guarantor of a SSO Supplier must supply such evidence of creditworthiness so as to provide the Companies with comparable assurances of creditworthiness as is applicable above for Guarantors of SSO Suppliers that have been incorporated or otherwise formed under the laws of the United States.  The Companies will have full discretion, without liability or recourse to the Guarantor or the SSO Supplier, to evaluate the evidence of creditworthiness submitted by such Guarantor.
(c)            All SSO Suppliers or Guarantors of SSO Suppliers that have not been incorporated or otherwise formed under the laws of the United States must, in addition to all documentation required elsewhere in this Section 6.4, supply the following as a condition of being granted an ICT:
(i)           For SSO Supplier: (1) a legal opinion of counsel qualified to practice in the foreign jurisdiction in the which SSO Supplier is incorporated or otherwise formed that this Agreement is, or upon the completion of execution formalities will become, the binding obligation of the SSO Supplier in the jurisdiction in which it has been incorporated or otherwise formed; (2) the sworn certificate of the corporate secretary (or similar officer) of such SSO Supplier that the person executing the Agreement on behalf of the SSO Supplier has the authority to execute the Agreement and that the governing board of such SSO Supplier has approved the execution of the Agreement and (3) the sworn certificate of the corporate secretary (or similar officer) of such SSO Supplier that the SSO Supplier has been authorized by its governing board  to enter into agreements of the same type as this Agreement.  The Companies will have full discretion, without liability or recourse to the SSO Supplier, to evaluate the sufficiency of the documents submitted by the SSO Supplier.
(ii)          For the Guarantor of a SSO Supplier: (1) a legal opinion of counsel qualified to practice in the foreign jurisdiction in which the Guarantor is incorporated or otherwise formed that this Guaranty is, or upon the completion of execution formalities will become, the binding obligation of the Guarantor in the jurisdiction in which it has been incorporated or otherwise formed; (2) the sworn certificate of the corporate secretary (or similar officer) of such Guarantor that the person executing the Guaranty on behalf of the Guarantor has the authority to execute the Guaranty and that the governing board of such Guarantor has approved the execution of the Guaranty and (3) the sworn certificate of the corporate secretary (or similar officer) of such Guarantor  that the Guarantor has been authorized by its governing board to enter into agreements of the same type as this Guaranty.  The Companies will have full discretion, without liability or recourse to the Guarantor or the SSO Supplier, to evaluate the sufficiency of the documents submitted by such Guarantor.

6.5           Mark-to-Market Credit Exposure Methodology

To calculate the daily exposure for each SSO Supplier the Mark-to-Market (“MtM”) credit exposure methodology will be used.  The “mark” for each Billing Month will be determined at the time the competitive bidding process is completed based on the available Forward Market Prices and, if Forward Market Prices are not available, using a proprietary method that reflects forward market conditions.  At the time the competitive bidding process is completed, the MtM credit exposure for each SSO Supplier shall be equal to zero.  Subsequently, the differences between the available Forward Market Prices on the valuation date and the “mark” prices for the corresponding Billing Months will be used to calculate the daily exposures for each SSO Supplier.  The total MtM credit exposure will be equal to the sum of the MtM credit exposures for each Billing Month.  The methodology for calculation of the MtM credit exposure is illustrated in the example (using hypothetical numbers) set forth in Appendix C hereto.

6.6           Credit Limit

The following criteria constitute the Companies’ creditworthiness requirements for the SSO Suppliers to cover the Total Exposure Amount.  In all instances, the most current senior unsecured debt rating (or, if unavailable, corporate issuer rating) will be used.
(i)            For SSO Suppliers to be granted an unsecured line of credit, the SSO Supplier must (1) be rated by at least one of the following rating agencies: S&P, Moody’s, or Fitch, and (2) have a minimum senior unsecured debt rating (or, if unavailable, corporate issuer rating) equal to the Minimum Rating.  If the SSO Supplier is rated by only two rating agencies, and the ratings are split, the highest rating will be used.  If the SSO Supplier is rated by three rating agencies, and the ratings are split, the lower of the two highest ratings will be used; provided that, in the event that the two highest ratings are common, such common rating will be used.  The maximum level of the credit limit to cover the Total Exposure Amount will be determined based on the following table:

Credit Rating of the SSO Supplier				Max. Credit Limit to be calculated as the lesser of the % of TNW and credit limit cap below
S&P	Moody’s	Fitch	%	Credit Limit Cap
BBB+ and above	Baa1 and above	BBB+ and above	16% of TNW	$75,000,000
BBB	Baa2	BBB	10% of TNW	$50,000,000
BBB-	Baa3	BBB-	8% of TNW	$25,000,000
Below BBB-	Below Baa3	Below BBB-	0% of TNW	0

The SSO Supplier will be required to post cash, letter of credit in an acceptable form as defined in Section 6.9 (b) below (see standard format in Appendix D), or First Mortgage Bonds delivered or pledged as provided for in Section 6.9(c) below for the Margin due the Company as set forth in Section 6.7 of this Agreement; or
(ii)           For SSO Suppliers having a Guarantor, the Guarantor must (1) be rated by at least one of the following rating agencies: S&P, Moody's, or Fitch, and (2) have a minimum senior unsecured debt rating (or, if unavailable, corporate issuer rating) equal to the Minimum Rating.  If SSO Supplier is rated by only two rating agencies, and the ratings are split, the highest rating will be used.  If the SSO Supplier is rated by three rating agencies, and the ratings are split, the lower of the two highest ratings will be used; provided that, in the event that the two highest ratings are common, such common rating will be used. The maximum level of the credit limit to cover the Total Exposure Amount that could be provided through the financial guaranty (see standard format in Appendix E) will be determined based on the following table:

Credit Rating of the Guarantor				Max. Credit Limit to be calculated as the lesser of the % of TNW and credit limit cap below
S&P	Moody’s	Fitch	%	Credit Limit Cap
BBB+ and above	Baa1 and above	BBB+ and above	16% of TNW	$75,000,000
BBB	Baa2	BBB	10% of TNW	$50,000,000
BBB-	Baa3	BBB-	8% of TNW	$25,000,000
Below BBB-	Below Baa3	Below BBB-	0% of TNW	0

The SSO Supplier will be granted a credit limit equal to the lesser of (i) the amount of the Guaranty as provided to the Companies at the time this Agreement is executed as such amount may be modified in any amended or substitute Guaranty provided to the Companies during the term of this Agreement or (ii) the Supplier’s Maximum Credit Limit.  The SSO Supplier, however, may not increase or substitute its Guaranty for the purpose of increasing its applicable credit limit during the time period after the Companies have made a Margin call but before the SSO Supplier has posted the required Margin.  Notwithstanding anything herein to contrary, the SSO Supplier may increase the limit of its Guaranty after satisfying a Margin call from the Companies and upon the Companies’ receipt of an amended or substitute Guaranty increasing the limit of the Guaranty, the SSO Supplier may request a return of Margin in accordance with Section 6.7 hereof.  The SSO Suppliers will be required to post cash, letter of credit in an acceptable form as defined in Section 6.9 (b) below (see standard format in Appendix D), or First Mortgage Bonds delivered or pledged as provided for in Section 6.9(c) below for the Margin due the Companies as set forth in Section 6.7 of this Agreement; or

(iii)   The posting of cash or letter of credit as defined in Section 6.9 (b)  below for the entire Total Exposure Amount.

6.7           Posting Margin and Return of Surplus Margin

(a)    If at any time and from time to time during the term of this Agreement, the Total Exposure Amount exceeds the SSO Supplier’s or Guarantor’s credit limit, then the Companies on any Business Day, may request that SSO Supplier provide cash, letter of credit in an acceptable form as defined in Section 6.9 (b) below (see standard format in Appendix D),  or First Mortgage Bonds delivered or pledged as provided for in Section 6.9(c) below,  in an amount equal to the Margin (less any Margin posted by the SSO Supplier and held by the Companies pursuant to this Agreement or any other agreement(s) between the Companies and the SSO Supplier for the provision of SSO Supply).
If the SSO Supplier receives written notice for Margin from the Companies by 1:00 p.m. prevailing Eastern Time on a Business Day, then the SSO Supplier shall post Margin the next following Business Day if posting cash and the second Business Day if posting a letter of credit or, with respect to Surplus Margin only, delivering or pledging First Mortgage Bonds (as defined in Section 6.9(c) below), unless in each case the Companies agree in writing to extend the period to provide Margin.  If the SSO Supplier receives notice for Margin from the Companies after 1:00 p.m. prevailing Eastern Time on a Business Day, whether posting cash, letter of credit, or First Mortgage Bond delivered or pledged as provided for in Section 6.9(c) below  then the SSO Supplier must post Margin the second Business Day following the date of notice unless the Companies agree in writing to extend the period to provide Margin.  The Companies will not unreasonably deny a request for a one-day extension of such period.  In the event that the SSO Supplier fails to provide Margin when due, then an Event of Default under Article 5 will be deemed to have occurred and the Companies will be entitled to the remedies set forth in Article 5 of this Agreement.  If the SSO Supplier is otherwise entitled to deliver or pledge its or its Guarantor’s First Mortgage Bonds to cover Surplus Margin, but cannot do so within the second Business Day time period or any extension thereof, the SSO Supplier may initially post cash or a letter of credit to satisfy such obligation, which cash or letter of credit shall be returned by the Companies upon the subsequent delivery or pledge of its or its Guarantor’s First Mortgage Bonds in accordance with the provisions of Section 6.9(c) hereof.
(b)    Remaining Margin being held by the Companies not needed to satisfy the Total Exposure Amount, as determined above, will be returned to the SSO Supplier upon receipt of a written request by the SSO Supplier.  The returned amount to the SSO Supplier shall be the lesser of the remaining Margin then held by the Companies or the Total Exposure Amount less the Credit Limit.   If the SSO Supplier posted cash and notice is received by 1:00 p.m. prevailing Eastern Time on a Business Day , the remaining Margin will be returned by the next following Business Day and if the SSO Supplier posted cash and notice is received by the Companies after 1:00 p.m. prevailing Eastern Time on a Business Day, the remaining Margin will be returned by the second Business Day following the date of notice.  If the SSO Supplier posted a letter of credit, the Surplus Margin shall be returned on the next Business Day following the Business Day on which the amendment to the letter of credit is received from the issuing bank.  In the event that the Company fails to return the remaining Margin when due in accordance with this Article, then an Event of Default under Article 5 will be deemed to have occurred and the SSO Suppliers will be entitled to the remedies set forth in Article 5 of this Agreement unless SSO Supplier agrees in writing to extend such period for providing the remaining Margin.  The SSO Supplier will not unreasonably deny a request for a one-day extension of the period for returning the remaining Margin.  If after the SSO Supplier or its Guarantor has delivered or pledged First Mortgage Bonds to cover Surplus Margin (as defined in Section 6.9(c) below), there exists no Surplus Margin, then upon the written request of the SSO Supplier, the Companies shall return such First Mortgage Bonds to the SSO Supplier for cancellation as promptly as reasonably practicable; provided, however, that no return of any First Mortgage Bonds pursuant to the foregoing shall relieve the SSO Supplier of its obligation under this Agreement to post collateral in respect of Margin, including Surplus Margin, which obligation shall continue in full force and effect at all times during the term of this Agreement.

6.8           Grant of Security Interest/Remedies

To secure its obligations under this Agreement and to the extent that the SSO Supplier delivered Margin/collateral hereunder, the SSO Supplier hereby grants to the Companies a present and continuing security interest in, and lien on (and right of setoff against), and assignment of all property, cash collateral and cash equivalent collateral and any and all proceeds resulting therefrom or the liquidation thereof, whether now or hereafter held by, on behalf of, or for the benefit of, the Companies, and SSO Supplier and the Companies agree to take such action as reasonably required to perfect the secured Party’s first priority security interest in, and lien on (and right of setoff against), such collateral and any and all proceeds resulting therefrom or from the liquidation thereof.

Upon or any time after the occurrence or deemed occurrence and during the continuation of an Event of Default or an Early Termination Date, the Companies may do any one or more of the following in any order: (i) exercise any of the rights and remedies of the Companies with respect to all collateral, including any such rights and remedies under law then effect; (ii) exercise their rights of setoff against any and all property of the SSO Supplier in the possession of the Companies whether held in connection with this Agreement or any other agreement(s) between the Companies and the SSO Supplier for the provision of SSO Supply; (iii) draw on any outstanding letter of credit issued for their benefit; (iv) exercise any and all rights remedies available to it under and against any First Mortgage Bonds delivered or pledged in accordance with Section 6.9(c); and (v) liquidate all security held by or for the benefit of the Companies free from any claim or right of any nature whatsoever of the SSO Supplier, including any equity or right of right of purchase or redemption by the SSO Supplier.  The Companies will apply the proceeds of the collateral realized upon the exercise of such rights or remedies to reduce the SSO Supplier’s obligation under this Agreement or any other agreement(s) between the Companies and the SSO Supplier for the provision of SSO Supply (the SSO Supplier remaining liable for any amounts owing to the Companies after such application), subject to the Companies’ obligation to the return of any surplus proceeds remaining after such obligations are satisfied in full.
All notices, demands or requests regarding credit requirements and credit related security or deposit transfers shall be in writing and shall be personally delivered or sent by overnight express mail, courier service or facsimile transmission (with the original transmitted by any of the other aforementioned delivery methods) addressed as follows:

If to a SSO Supplier:

Notification information for each SSO Supplier is set forth on Appendix A hereto.

If to the Companies to:

Thomas R. Sims
Senior Business Analyst
FirstEnergy Corp.
76 South Main Street, 17th Floor
Akron, OH  44308
Telephone: 330-384-3808
Facsimile: 330-255-1662
simst@firstenergycorp.com

                    Copy to:

David M. Blank
Vice President, Rates & Regulatory Affairs
FirstEnergy Corp.
76 South Main Street, 8th Floor
Akron, OH  44308
Telephone: 330-384-5451
Facsimile: 330-761-4281
dmblank@firstenergycorp.com

Copy to:

Dean W. Stathis
Director, Regulated Commodity Sourcing
2800 Pottsville Pike
Reading PA 19612-6001
Telephone: 610-921-6766
Facsimile: 610-939-8542
dstathis@firstenergycorp.com

And:

Mark A. Hayden, Esq.
FirstEnergy Corp.
76 South Main Street
Akron, OH  44308
Telephone: 330-761-7735
Facsimile: 330-384-3875
haydenm@firstenergycorp.com

or to such other person at such other address as a Party may designate by like notice to the other Party.  Notice received after the close of the Business Day will be deemed received on the next Business Day; provided that notice by facsimile transmission will be deemed to have been received by the recipient if the recipient confirms receipt telephonically or in writing.

6.9           Security Instruments

At each SSO Supplier’s choice, the following are deemed to be acceptable methods for posting security, if required:
(a)           cash; or
(b)   a standby irrevocable letter of credit acceptable to the Company issued by a bank or other financial institution with a minimum “A” senior unsecured debt rating (or, if unavailable, corporate issuer rating) from S&P or Moody’s (see standard format in Appendix D).  The letter of credit shall state that it will renew automatically for successive one-year or shorter periods, until terminated upon at least ninety (90) days prior written notice from the issuing financial institution.  If the Companies receive notice from the issuing financial institution that letter of credit is being cancelled, the SSO Supplier will be required to provide a substitute letter of credit from an alternative bank satisfying the minimum requirements.  The receipt of the substitute letter of credit must be effective as of the cancellation date and delivered to the Companies thirty (30) days before the cancellation date of the original letter of credit.  If the SSO Supplier fails to supply a substitute letter of credit as required, then the Companies will have the right to draw on the existing letter of credit and to hold the amount as Margin.

If the credit rating of a bank or other financial institution from which a SSO Supplier has obtained a letter of credit falls below levels specified in this Article 6, the SSO Supplier will have two (2) Business Days following written notice by the Companies to obtain a suitable letter of credit from another bank or other financial institution that meets those standards unless such period is extended in writing by Companies; or
(c)    with respect to Surplus Margin only the delivery or pledge of First Mortgage Bonds of the SSO Supplier or its Guarantor, which First Mortgage Bonds shall conform to the requirements set forth in Appendix F and otherwise be in form, amount and substance satisfactory to the Companies in their sole discretion. For purposes of this subsection (c), (i) “Surplus Margin” means Margin in excess of $400 million that has been secured by cash or letter of credit as defined in section (a) and (b) above and “First Mortgage Bonds” means obligations of such SSO Supplier or Guarantor, as the case may be, evidenced by a first mortgage bond or other similar instrument and secured by a first priority lien on all or substantially all of the property, plant and equipment and related assets of such SSO Supplier or Guarantor.
(d)           Notwithstanding anything in the Agreement to the contrary, the Companies may exercise any rights or claims to any collateral posted, delivered or pledged to it under Section 6.7 hereof, before, after, concurrently with, or to the exclusion of, any other collateral posted, delivered or pledged, and in particular are not required to exercise any remedies whatsoever against any First Mortgage Bonds prior to applying any cash collateral against, or making a drawing under any letter of credit in respect of, any liabilities of the SSO Supplier hereunder or its Guarantor under the Guaranty to the Companies or any of them

6.10         Maintenance of Creditworthiness

(a)           Reporting of Changes.
Each SSO Supplier must promptly notify the Companies of any change in its credit rating or financial condition or that of its Guarantor.  The SSO Supplier or Guarantor must also furnish evidence of an acceptable credit rating or financial condition upon the request of the Companies.
(b)           Change in Credit Standing.
The Companies will re-evaluate the creditworthiness of a SSO Supplier whenever it becomes aware of an adverse change, through the provision of notice by such SSO Supplier or otherwise, in the SSO Supplier’s or Guarantor’s credit standing.  If the lowest credit rating (whether corporate issuer rating or unsecured senior debt rating) used to determine the SSO Supplier’s ICT or its credit limit adversely changes, the Companies will require additional security from a SSO Supplier in accordance with Sections 6.4 and 6.6.  The additional security must be in a form acceptable to the Companies, as specified in Section 6.9 of this Agreement.

6.11         Calling on Security

The Companies may call upon the security posted by the SSO Supplier if the SSO Supplier fails to pay amounts due to the Companies pursuant to this Agreement or any other agreement(s) between the Companies and the SSO Supplier for the provision of SSO Supply after all of the following events occur:
(a)           written Notice of Default is provided to the SSO Supplier; and

(b)           any applicable cure period ends.
The foregoing notwithstanding, the security posted by the SSO Supplier will become due automatically without prior notice or right of cure in the case of any Event of Default arising under Section 5.1 (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x) and (xi) hereof.

6.12         Interest on Cash Held by Company

           The Companies will pay simple interest calculated at the lower of the Interest Index or six (6) percent per annum on all cash held by Companies pursuant to this Agreement. Each Billing Month the SSO Supplier will prepare a statement of interest amounts due from the Companies.  The statement will be sent to the Companies within three (3) Business Days after the end of the Billing Month via overnight mail or other expeditious means.  The Companies will make interest payments on the first Business Day after the 5th day of each calendar month.

6.13         Confidentiality

Information supplied by a SSO Supplier in connection with the creditworthiness process shall be deemed confidential and not subject to public disclosure, unless Applicable Legal Authorities require disclosure of the information.  If information must be disclosed, then the confidentiality of the information will be maintained consistent with the Applicable Legal Authority’s rules and regulations pertaining to confidentiality.  The SSO Supplier will be given prompt notice of any request by a third party to obtain confidential information related to the SSO Supplier’s creditworthiness.

6.14         No Endorsement of SSO Supplier

The Companies’ determination that a SSO Supplier is creditworthy pursuant to the process set forth above, will not be deemed to constitute an express or implied warranty or guarantee of any kind with respect to the financial or operational qualifications of the SSO Supplier.  The Companies will treat all SSO Suppliers in a non-discriminatory manner and shall provide no preference to any SSO Supplier.

ARTICLE 7:            PROCEDURES FOR ENERGY SCHEDULING AND DATA TRANSMISSION

The Parties must adhere to any applicable operational requirements of MISO necessary to protect the integrity of the transmission system within the FirstEnergy Balancing Authority and the transmission systems of interconnected balancing authorities, and must satisfy any and all MISO and NERC criteria, when applicable. The SSO Supplier also must adhere to any applicable operational requirements of the Companies necessary to protect the integrity of each of the Companies’ local distribution systems.

7.1           Load Obligations

The Companies and the SSO Supplier acknowledge that the SSO Customers are within the Companies’ service territories and that the SSO Load must be divided into SSO Supplier obligations by applying the SSO Supplier Responsibility Share for each SSO Supplier.

7.2           Data Transmission

(a)           Energy
The procedures for transmitting load obligation data for the SSO Supplier’s hourly Energy obligations will be as set forth by MISO.
(b)           Resource Adequacy
The procedures for transmitting load obligation data for the SSO Supplier’s Resource Adequacy Requirements will be as set forth by MISO.
(c)           Transmission
The SSO Load Share will be determined by the Companies.  The procedures for transmitting the SSO Load Share and the SSO Supplier Responsibility Share data based upon which the SSO Supplier will meet its Firm Transmission Service obligations will be  as set forth by MISO.
(d)           Ancillary Services
The procedures for transmitting data regarding the SSO Supplier’s Ancillary Services obligations will be as set forth by  MISO.

7.3           Energy Scheduling

The Companies will not provide load-forecasting services.  The SSO Supplier must schedule Energy resources to meet its obligations with MISO as provided for in the applicable MISO tariff, rules, agreements, procedures, and manuals.

7.4           Meter Data Management Agent

The Companies will act as the SSO Supplier’s Meter Data Management Agent by providing MISO with the actual data regarding the SSO Supplier Responsibility Share of the SSO Load for the purposes of settlement.  The SSO Supplier will access the Meter

Data Management Agent submitted data directly from the Suppliers’ own MISO portal. The Energy obligations for each SSO Supplier will be determined based on its SSO Supplier Responsibility Share.

ARTICLE 8:                    THE ENERGY SETTLEMENT/RECONCILIATION PROCESS

8.1           Energy Settlement By MISO

The settlement process occurs at MISO, pursuant to MISO tariffs, rules, agreements, and procedures, to reflect the SSO Supplier’s actual Energy obligations in a supply/usage reconciliation process.  For purposes of the settlement process, the delivery point will be deemed to be the SSO Supplier Load Zone.

8.2           Energy Settlement by the Company

Energy Settlement shall be conducted by the MISO.  In the event that MISO imposes penalties against any of the Companies as a result of the SSO Supplier’s transactions or failure to meet the MISO requirements, the Companies will bill such penalties directly to the SSO Supplier.

ARTICLE 9:                     BILLING AND PAYMENT

9.1           The Company Payment of Obligations to the SSO Supplier

The Companies will pay all amounts due to the SSO Supplier hereunder in accordance with the following provisions:
(a)           Each Billing Month, the Company will prepare and provide a Statement to each SSO Supplier.  Line items on the Statement will show amounts due equal to the Price multiplied by the applicable Seasonal Billing Factor multiplied by PMEA times the Price in accordance with Section 2.2.

(b)           The Statement will be sent to SSO Supplier within six (6) Business Days after the end of the Billing Month via overnight mail or other expeditious means.
(c)           The Companies will make payment on the first Business Day after the 19th day of each calendar month.
(d)           To the extent that the FMEA differs from the PMEA, the Companies will pay or charge to the SSO Supplier (the “FMEA/PMEA Adjustment”)
(e)           If each Party owes an amount to the other Party pursuant to this Agreement, including any related interest, and payments or credits, the Parties may satisfy their respective obligations to each other by netting the aggregate amounts due to one Party against the aggregate amounts due to the other Party, with the Party, if any, owing the greater aggregate amount paying the other Party the difference between the amounts owed.
(f)           All payments shall be subject to adjustment for any arithmetic errors, computation errors, or other errors, provided that the errors become known within one (1) year of the termination of this Agreement.
(g)           The Companies shall make payments of funds payable to the SSO Supplier by electronic transfer to a bank designated by the SSO Supplier.
(h)           If a good faith dispute arises between the Companies and the SSO Supplier regarding a Statement, the disputing Party shall be obligated to pay only the undisputed portion of the Statement, if any, and shall present the dispute in writing and submit supporting documentation to the non-disputing Party within one-hundred twenty (120) calendar days from the date of the Statement in dispute.  Statement disputes must be addressed promptly, and in accordance with the dispute resolution procedures set forth in this Agreement.  Upon resolution of a Statement dispute, any payments made to either Party will include simple interest on the payment at the lower of the Interest Index or six (6) percent per annum payable from the date that notice of a Statement dispute was received by the non-disputing Party.
(i)           If payment is made to the SSO Supplier after the due date shown on the Statement, a late fee will be added to the unpaid balance until the entire Statement is paid.  This late fee will be calculated at the prime rate commercial J.P. Morgan Chase charges borrowers.

9.2           Billing for SSO Supplier’s Obligations to Other Parties

The Companies shall have no responsibility for billing between the following entities: the SSO Supplier and MISO; the SSO Supplier and any Energy source; or the SSO Supplier and any other third party.  The Companies shall be solely responsible for billing SSO Customers for SSO Service.

9.3           The SSO Supplier Payment of Obligations to the Companies

The SSO Supplier must pay all Charges it incurs hereunder in accordance with the following provisions:
(a)           Each Billing Month, the Companies will submit an invoice to the SSO Supplier for all Charges provided under this Agreement.  The SSO Supplier must make payment for Charges incurred on or before the due date shown on the invoice.  The due date will be on the first Business Day after the 19th day of each calendar month. The invoice will be sent to SSO Supplier within six (6) Business Days after the end of the Billing Month via overnight mail or other expeditious means.

(b)           Invoices shall be subject to adjustment for any arithmetic errors, computation errors, or other errors, provided that the errors become known within one year of the termination of this Agreement.
(c)           The SSO Supplier must make payments of funds payable to the Company by electronic transfer to a bank designated by the Company.
(d)           If a good faith dispute arises between the Companies and the SSO Supplier regarding an invoice, the disputing Party shall pay only the undisputed portion of the invoice, if any, and must present the dispute in writing and submit supporting documentation to the non-disputing Party within one-hundred twenty (120) calendar days from the due date of the invoice in question.  All disputes shall be addressed promptly, and in accordance with the dispute resolution procedures set forth in Article 11.  Upon resolution of a dispute, any payments made to either Party shall include simple interest on the payment at the lower of the Interest Index or six (6) percent per annum payable from the date that notice of a dispute was received by the non-disputing Party.
(e)           If payment is made to the Companies after the due date shown on the invoice, a late fee will be added to the unpaid balance until the entire invoice is paid.  This late fee shall be calculated at the prime rate commercial J.P. Morgan Chase charges borrowers.

ARTICLE 10:                  SYSTEM OPERATION

10.1         Disconnection and Curtailment by the Companies

Each of the Companies shall have the right, without incurring any liability to SSO Suppliers, to disconnect (or otherwise curtail, interrupt or reduce deliveries from) the SSO Suppliers or to disconnect (or otherwise curtail, interrupt or reduce deliveries to) any

Customer whenever one of the Companies determines in the exercise of its good faith discretion, or when the Companies are directed by MISO, that such a disconnection, curtailment, interruption or reduction is necessary to facilitate construction, installation, maintenance, repair, replacement or inspection of any of the Companies’ facilities; or due to any other reason affecting the safe and reliable operation of the Companies’ or a Customer’s facilities, including Emergencies, forced outages or potential overloading of the Companies’ transmission or distribution circuits, potential damage to any Customer’s facilities or any risk of injury to persons.   The Companies shall not show any preference for any entity affiliated with it in connection with any such disconnection or curtailment.

10.2         Inadvertent Loss of Service to SSO Customers

                The Parties agree and acknowledge that service to SSO Customers may be inadvertently lost due to storms, weather, accidents, breakage of equipment or other events beyond the reasonable control of the Companies affecting the transmission and distribution facilities of the Companies.  Neither Party will have any liability to the other Party for the occurrence of such events except for the Companies’ obligation to pursue steps for the resumption of the disrupted service as set forth in Section 10.3 below.  In no event will an inadvertent loss of service affect a Party’s obligation to make any payments then due or becoming due with respect to performance rendered prior to such inadvertent loss of service.

           10.3              Good Faith Efforts

The Companies will use good faith efforts to (a) minimize any curtailment, interruption or reduction to the extent practicable under the circumstances; (b) provide the SSO Supplier with prior notification of any curtailment, interruption or reduction, to the extent practicable; and (c) resume service as promptly as practicable.

           10.4              MISO Requirements

The Parties acknowledge and agree that, as members of MISO, each of them is bound by all of the MISO EMT, operating instructions, policies and procedures set forth by MISO.  The SSO Supplier acknowledges and agrees that it will cooperate with the Companies, MISO and the applicable balancing authority and reliability coordinator so that the Companies will be in compliance with all MISO emergency operations procedures, which include, but are not limited to, those procedures pertaining to minimum and maximum generation Emergencies, and measures requiring involuntary Customer participation, such as supply voltage reduction or full interruption of Customer load by either manual or automatic means.

           10.5              Compliance with Governmental Directives

The SSO Supplier also acknowledges and agrees that the Companies may need to act in response to governmental or civil authority directives that may affect SSO Customer load.  The SSO Supplier agrees to cooperate with the Companies in order to comply with said directives.

ARTICLE 11:                  DISPUTE RESOLUTION

11.1         Informal Resolution of Disputes

The Companies and the SSO Supplier will use good faith and reasonable commercial efforts to informally resolve all disputes arising out of the implementation of this Agreement.  The SSO Supplier's point of contact for all information, operations, and questions will be as provided for in Article 15.  Any dispute between the Companies and the SSO Supplier under this Agreement may be referred to a designated senior representative of each of the Parties for resolution on an informal basis as promptly as practicable.

11.2         Recourse to Agencies or Courts of Competent Jurisdiction

Nothing in this Agreement shall restrict the rights of either Party to file a complaint with the FERC under relevant provisions of the Federal Power Act (“FPA”), with the PUCO under relevant provisions of the Applicable Legal Authorities, with a Ohio State court of competent jurisdiction, or with a federal court of competent jurisdiction situated in the State of Ohio.  The Parties’ agreement hereunder is without prejudice to any Parties’ right to contest the jurisdiction of the agency or court to which a complaint is brought.

ARTICLE 12:                  REGULATORY AUTHORIZATIONS AND JURISDICTION

12.1         Compliance with Applicable Legal Authorities

The Companies and the SSO Supplier are subject to, and will comply with, all existing or future applicable federal, State and local laws, all existing or future duly-promulgated orders or other duly-authorized actions of MISO or of Applicable Legal Authorities.

12.2         FERC Jurisdictional Matters

The inclusion herein of any descriptions of procedures or processes utilized by MISO or otherwise subject to the jurisdiction of FERC is intended solely for informational purposes.  If anything stated herein is found by the FERC in a final rule, regulation, determination, or order to conflict with or be inconsistent with any provision of the FPA, or any final rule, regulation, order or determination of the FERC under the

FPA or if any existing procedures or processes utilized by MISO are duly modified, the applicable FERC rule, regulation, order, determination or modification will control.  To the extent required under any provision of the FPA, or any rule, regulation, order or determination of the FERC under the FPA, the Companies, and SSO Supplier, if applicable, will use reasonable commercial efforts to secure, from time to time, all appropriate orders, approvals and determinations from the FERC necessary to support this Agreement.

ARTICLE 13:                  LIMITATION OF LIABILITY

13.1         Limitations on Liability

Except to the extent expressly set forth in this Agreement, each Party will be liable to other Parties for direct damages incurred as a result of such Party’s failure to comply with this Agreement and no Party will have any liability to the other Party for consequential, indirect, special or punitive damages, including lost profits or lost revenues, arising out of such Party’s failure to comply with its obligations under this Agreement.  Notwithstanding anything to the contrary in this Agreement, nothing herein shall impose any  obligations or liability from one SSO Supplier to any other SSO Supplier(s).

13.2         Risk of Loss

           Solely for purposes of determining risk of loss and for determining the indemnity obligations under Article 14 hereof, the Companies will be deemed to have custody and control of the electric Energy delivered by a SSO Supplier upon receipt thereof into the Companies’ distribution system and until delivery thereof at the retail electric meter of the Customer; and each SSO Supplier will be deemed to have custody and control of the electric Energy at all times prior to receipt thereof by the Companies.  Each SSO Supplier will at all times be deemed to hold title to electric Energy until delivery at the retail electric meter of the Customer at which time title shall be deemed to pass to such Customer.  It is acknowledged and agreed that the Companies shall at no time take title to any electric Energy under this Agreement. The Party deemed to have custody and control of electric Energy will, among the Parties to this Agreement, be responsible for all loss or damage to property or injury or death to persons arising in connection with such electric Energy while in its custody and control and will indemnify the other Parties with respect to same as set forth in Article 14 of this Agreement.

ARTICLE 14:                   INDEMNIFICATION

14.1         Indemnification

(a)           Should any of the Companies become the defendant in, or obligor for, any third party’s claims or liabilities for losses, penalties, expenses, damage to property, injury to or death of any person including a Party’s employees or any third parties, that were caused by or occur in connection with an act or omission of a SSO Supplier with respect to an obligation arising under or in connection with this Agreement, or for which such SSO Supplier has otherwise assumed liability under the terms of this Agreement, such SSO Supplier must defend (at the Companies’ option), indemnify and hold harmless the Companies, their shareholders, board  members, directors, officers and employees, agents and attorneys from and against any and all such third party claims and liabilities, except to the extent that a court of competent jurisdiction determines that the losses, penalties, expenses or damages were caused wholly or in part by the gross negligence or willful misconduct of the Companies.  The Companies may, at their own expense, retain counsel and participate in the defense of any such suit or action.
(b)           Should a SSO Supplier (the “Indemnified Supplier”) become the defendant in, or obligor for, any third party’s claims or liabilities for losses, penalties, expenses, damage to property, injury to or death of any person including a Party’s employees or any third parties, that were caused by or occur in connection with an act or omission of the Companies or another SSO Supplier with respect to an obligation arising under or in connection with this Agreement, or for which the Companies or such other SSO Supplier has otherwise assumed liability under the terms of this Agreement, the Companies or such SSO Supplier must defend (at the option of the Indemnified Supplier), indemnify and hold harmless the Indemnified Supplier, its shareholders, board members, directors, officers, employees, agents and attorneys from and against any and all such third party claims and/or liabilities, except to the extent that a court of competent jurisdiction determines that the losses, penalties, expenses or damages were caused wholly or in part by the gross negligence or willful misconduct of the Indemnified Supplier.  The Indemnified Supplier may, at its own expense, retain counsel and participate in the defense of any such suit or action.

14.2         Survives Agreement

The obligation of a Party to defend, indemnify, and hold harmless another Party under this Article will survive termination of this Agreement, and will not be limited in any way by any limitation on the amount or type of damages, compensation, or benefits payable by or for either Party under any statutory scheme, including any Worker’s Compensation Acts, Disability Benefit Acts or other Employee Benefit Acts.

ARTICLE 15:                  MISCELLANEOUS PROVISIONS

15.1         Notices

Unless otherwise stated herein, all notices, demands or requests required or permitted under this Agreement must be in writing and must be personally delivered or sent by overnight express mail, courier service or facsimile transmission (with the original transmitted by any of the other aforementioned delivery methods) addressed as follows:

If to a SSO Supplier:

                        Notification information for each SSO Supplier is set forth on Appendix A hereto.

If to the Company to:

David M. Blank
Vice President, Rates & Regulatory Affairs
FirstEnergy Corp.
76 South Main Street, 8th Floor
Akron, OH  44308
Telephone: 330-384-5451
Facsimile: 330-761-4281
dmblank@firstenergycorp.com

                                Copy to:

Mark A. Hayden, Esq.
FirstEnergy Corp.
76 South Main Street
Akron, OH  44308
Telephone: 330-761-7735
Facsimile: 330-384-3875
haydenm@firstenergycorp.com

or to such other person at such other address as a Party may designate by like notice to the other Party.  Notice received after the close of the Business Day will be deemed received on the next Business Day; provided that notice by facsimile transmission will be deemed to have been received by the recipient if the recipient confirms receipt telephonically or in writing.

15.2         No Prejudice of Rights

The failure of a Party to insist on any one or more instances upon strict performance of any provisions of this Agreement, or to take advantage of any of its rights hereunder, may not be construed as a waiver of any such provisions or the relinquishment of any such right or any other right hereunder, which will remain in full force and effect.  No term or condition of this Agreement will be deemed to have been waived and no breach excused unless such waiver or consent to excuse is in writing and signed by the Party claimed to have waived or consented to excuse.

15.3         Assignment

Parties may not assign any of their rights or obligations under this Agreement without obtaining (a) any necessary regulatory approval(s) and (b) the prior written consent of the non-assigning Party, which consent will not be unreasonably withheld; provided that the Companies agree that they will grant their consent to a proposed assignment by a SSO Supplier if the proposed assignee meets all of the Companies’ creditworthiness requirements then in effect under Article 6 of this Agreement; and further provided that a SSO Supplier wishing to assign its interests hereunder will not be obligated to obtain the consent of any other SSO Supplier.  No assignment of this Agreement will relieve the assigning Party of any of its obligations under this Agreement until such obligations have been assumed by the assignee and all necessary consents have been obtained.  Any assignment in violation of this Section 15.3 will be void; provided, however, any of the Companies may assign any or all of its rights and obligations under this Agreement, without the SSO Supplier’s consent, to any entity succeeding to all or substantially all of the assets of the Company, if such assignee agrees, in writing, to be bound by all of the terms and conditions hereof and all necessary regulatory approvals are obtained.  SSO Supplier may, with prior written notice to the Companies but without obtaining the approval of the Companies, assign the accounts, revenues or proceeds under this Agreement to a third party.  The Companies agree that following receipt of such notice of the assignment of accounts, revenues or proceeds and such other documentation that the assigning SSO Supplier may reasonably request that the Companies will pay amounts becoming due to the assigning SSO Supplier under this Agreement directly to the designated assignee; provided however, that nothing herein shall enlarge or expand the rights of such designated assignee beyond the rights granted to the SSO Supplier and the right of such designated assignee to receive payments shall be subject to all defenses, offsets and claims of the Companies arising under this Agreement.  The Companies further agrees that, in the event necessary regulatory approvals to effectuate an assignment have been sought in good faith but that action by the regulatory body is pending, the Companies will accept the performance of the proposed assignee as a Party to this Agreement, as co-obligor with the Party proposing to assign its interest, until such approvals are obtained; provided that, in the event the regulatory body declines to grant its approval (or, in the discretion of the Companies, in the event the application seeking approval is still pending without action by the regulatory  body after ninety (90) days), the request for approval of the assignment will be deemed to have been rejected.

15.4         Governing Law and Venue

To the extent not subject to the jurisdiction of the FERC, questions including those concerning the formation, validity, interpretation, execution, amendment, termination and construction of this Agreement will be governed by the laws of the State of Ohio, without regard to principles of conflicts of law.  Any lawsuit arising in connection with this Agreement must be brought in the State or Federal courts of Ohio.

15.5         Headings

The headings and subheadings contained in this Agreement are used solely for convenience and do not constitute a part of the Agreement between the Parties hereunto, nor should they be used to aid in any manner in the construction of this Agreement.

15.6         Third Party Beneficiaries

This Agreement is intended solely for the benefit of the Parties hereto including Customers for whom the Companies are executing this Agreement as agent.  Nothing in this Agreement may be construed to create any duty, or standard of care with reference to, or any liability to, any person not a Party to this Agreement.

15.7         General Miscellaneous Provisions

(a)    This Agreement may not be interpreted or construed to create an association, joint venture, or partnership between the Parties (or any of them), or to impose any partnership obligation or liability upon any Party.  The obligations of the SSO Suppliers are expressly agreed to be several and not joint.  No Party will have any right, power, or authority to enter into any agreement or undertaking for, or on behalf of, or to act as or be an agent or representative of, or to otherwise bind, the any other Party.

(b)    Cancellation, expiration or Early Termination of this Agreement will not relieve the Parties of obligations that by their nature survive such cancellation, expiration or termination, including warranties, remedies, promises of indemnity and confidentiality.
(c)    Should any provision of this Agreement be held invalid or unenforceable, such provision will be invalid or unenforceable only to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable any other provision hereof, unless it materially changes the agreement of the Parties.
(d)    Each of the Parties acknowledges that it has read this Agreement, understands it, and agrees to be bound by its terms.  This Agreement is intended by the Parties as a final expression of their agreement.  The Parties further agree that this Agreement is the complete and exclusive statement of agreement and supersedes all proposals (oral or written), understandings, representations, conditions, warranties, covenants and all other communications between the Parties relating thereto.

15.8         Taxes

All present and future federal, state, municipal or other taxes imposed by any taxing authority by reason of the provision of SSO Supply by a SSO Supplier under this Agreement will be the liability of the SSO Supplier, except for Ohio Sales and Use Taxes, which will be the Companies’ responsibility.   Should a SSO Supplier be required to remit any Ohio  Sales and Use Taxes directly to the applicable taxing authority, other than taxes previously collected by the SSO Supplier on behalf of the Companies, the Companies will defend and indemnify the SSO Supplier for such Sales and Use Taxes and will pay to the SSO Supplier all such tax amounts upon demand.  Each SSO Supplier shall pay all such taxes to the applicable taxing authority to the extent required or permitted by law.  If any transaction is exempt from the payment of any such taxes, the affected SSO Supplier will, if requested, provide the Companies with valid tax exemption certificates.  Should the Companies be required to remit any such taxes directly to any applicable taxing authority, other than taxes previously collected by the Companies directly from an SSO Supplier, the SSO Supplier will defend and indemnify the Companies and will pay to the Companies all such tax amounts upon demand.
If new Federal or Ohio taxes or Federal or Ohio government-mandated fees are imposed on wholesale transactions covering Energy, Resource Adequacy Requirements, Firm Transmission Service or Ancillary Services after the effective date, the Companies will reimburse suppliers for such new taxes or fees provided the Companies recover the cost of such new taxes or fees from the Companies’ customers.

15.9         Use of the Word "Including"

The word "including", when following any general statement or term, is not to be construed as limiting the general statement or term to the specific items or matters set forth or to similar items or matters, but rather as permitting the general statement or term to refer to all other items or matters that could reasonably fall within its broadest possible scope.

15.10       Federal Acquisition Regulation

If any of the following clauses prescribed by the Federal Acquisition Regulation (“FAR”), 48 Code of Federal Regulations Chapter 1 should be deemed to apply to this Agreement, the SSO Supplier shall comply with the requirements of such clause(s), and shall include the terms or substance of such clause(s) in its subcontracts, as and to the extent required by the FAR:
(i)            Clean Air and Water:  §52.223-2;
(ii)	Contract Work Hours and Safety Standards Act-Overtime Compensation: §52.222-4
(iii)          Equal Opportunity:  §52.222-26;
(iv)	Affirmative Action for and Employment Reports on Special Disabled and Vietnam Era Veterans: §52.222-35 and §52.222-37;
(v)           Affirmative Action for Handicapped Workers:  §52.222-36; and
(vi)	Utilization of Small Business Concerns and Small Disadvantaged Business Concerns and Small Business and Small Disadvantaged Business Subcontracting Plan: §52.219-8 and §52-219-9.
In case of a conflict between the provisions of the FAR and the balance of this Agreement, the requirements of the FAR will prevail.

15.11       Binding Terms

               This Agreement and the rates, terms and conditions herein will remain in effect for the entire term hereof and each Party agrees not to seek any change to such rates, terms and conditions pursuant to the Federal Power Act, if the Federal Power Act is deemed to have jurisdiction to this Agreement, including on the grounds that they are not just and reasonable.

15.12      Confidentiality

(a)           Each Party shall hold in confidence and not release or disclose any document or information furnished by the other Party in connection with this Agreement,

unless: (i) compelled to disclose such document or information by judicial, regulatory or administrative process or other provisions of law; (ii) such document or information is generally available to the public; (iii) such document or information was available to the receiving Party on a non-confidential basis; or (iv) such document or information was available to the receiving Party on a non-confidential basis from a third-party, provided that the receiving Party does not know, and, by reasonable effort, could not know that such third-party is prohibited from transmitting the document or information to the receiving Party by a contractual, legal or fiduciary obligation.
(b)           Notwithstanding any other provision of this Section 15.13, a Party may disclose to its employees, representatives and agents all documents and information furnished by the other Party in connection with this Agreement, provided that such employees, representatives and agents have been advised of the confidentiality provisions of this Section 15.13, and further provided that in no event shall a document or information be disclosed in violation of the standard of conduct requirements established by FERC.
(c)            Absolute protection from public disclosure of the bidders’ data and information filed in this auction process cannot be provided.  By participating in this auction process, each bidder acknowledges and agrees to the confidentiality provisions set forth herein, as well as any limitations thereto.  In addition, the bidder agrees the bidder's data and information submitted in this auction process will be disclosed if required by any federal, state or local agency (including, without limitation, the PUCO) or by a court of competent jurisdiction.  However, the FirstEnergy Ohio Utilities will endeavor to notify the bidder in advance of such disclosure.  In any event, neither the

FirstEnergy Ohio Utilities nor the Auction Manager, nor any of their employees or agents, will be responsible to the bidders or any other party, or liable for any disclosure of such designated materials before, during or subsequent to this auction.  Notwithstanding the above, the FirstEnergy Ohio Utilities and the Auction Manager reserve the right to use and communicate publicly and/or to third parties any and all information/data submitted as part of this auction process in any proceedings before FERC, the PUCO, and any other regulatory body and the courts, if necessary, without the prior consent/approval of, or notice to, any such bidder.
(d)           A Party receiving notice or otherwise concluding that any confidential document or information furnished by the other Party in connection with this Agreement is being sought under any provision of law, to the extent it is permitted to do so under any applicable law, shall: (i) promptly notify the other Party; and (ii) use reasonable efforts in cooperation with the other Party to seek confidential treatment of such confidential information.
(e)           The Parties agree that monetary damages may be inadequate to compensate a Party for the other Party’s breach of its obligations under this Section 15.13. Each Party accordingly agrees that the other Party shall be entitled to equitable relief, by way of injunction or otherwise, if the Party breaches or threatens to breach its obligations under this Section 15.13, which equitable relief shall be granted without bond or proof of damages, and the receiving Party shall not plead in defense that there would be an adequate remedy at law.

15.13       Amendment

This Agreement, including the appendices hereto, cannot be amended without the written agreement of all Parties and the approval of the Commission prior to such amendment becoming effective.

15.14       Counterparts

                This Agreement may be executed in counterparts, each of which will be considered an original, but all of which will constitute one instrument.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

ATTEST:

By:
Rhonda S. Ferguson		Steven E. Strah
Vice President, Corporate Secretary Chief Ethics Officer FirstEnergy Service Co.		Regional President, Ohio Edison

By:
Trent A. Smith
Regional President, The Toledo
Edison Company

By:
Dennis M. Chack
Regional President, The Cleveland
Electric Illuminating Company

ATTEST:

By:
Name:
Title:

[SUPPLIER SIGNATURES APPEAR ON SUCCEEDING PAGES]

APPENDIX A TO MASTER SSO SUPPLY AGREEMENT
DATED _________, 2009,
BY AND BETWEEN  THE CLEVELAND ELECTRIC ILLUMINATING COMPANY,
THE TOLEDO EDISON COMPANY AND OHIO EDISON COMPANY
 AND THE SSO SUPPLIERS

                                                    Notice

SSO Supplier                                                                                   Price                                              SSO Supplier
                                                                          Responsibility Share

___________________________________                                                                          ______/MWh                                             _____________

Address for Notice

The address for any notice to _______________ provided pursuant to Sections 6.8 and 15.1 of the SSO Master SSO Supply Agreement shall be the following:

For Credit Related Issues, Section 6.8:

Name
Address
Telephone
Fax
e-mail

For Notices, Section 15.1:

Name
Address
Telephone
Fax
e-mail

APPENDIX B TO MASTER SSO SUPPLY AGREEMENT
DATED __________ , 2009
BY AND BETWEEN THE CLEVELAND ELECTRIC ILLUMINATING COMPANY,
THE TOLEDO EDISON COMPANY AND OHIO EDISON COMPANY
AND THE SSO SUPPLIERS

Seasonal Billing Factor

The Seasonal Billing Factors are as follows:

June 1 through August 31	1.1180
September 1 through December 31 and January 1 through May 31	0.9581

APPENDIX C TO MASTER SSO SUPPLY AGREEMENT
DATED __________ , 2009
BY AND BETWEEN THE CLEVELAND ELECTRIC ILLUMINATING COMPANY,
THE TOLEDO EDISON COMPANY AND OHIO EDISON COMPANY
AND THE SSO SUPPLIERS

Schedule for ICRT

Column (A) will be used to correspond to the term time period specified in Article 4.1 of the Master SSO Supply Agreement.

(A)
MONTH	($/tranche)
June 2009	1,500,000
July 2009	1,500,000
August 2009	1,500,000
September 2009	1,500,000
October 2009	1,200,000
November 2009	1,200,000
December 2009	1,200,000
January 2010	1,200,000
February 2010	800,000
March 2010	800,000
April 2010	800,000
May, 2010	800,000
June, 2010	600,000
July, 2010	600,000
August, 2010	600,000
September, 2010	600,000
October, 2010	400,000
November 2010	400,000
December, 2010	400,000
January, 2011	400,000
February 2011	200,000
March 2011	200,000
April 2011	200,000
May, 2011	200,000

APPENDIX C TO MASTER SSO SUPPLY AGREEMENT
DATED__________ , 2009
BY AND BETWEEN THE CLEVELAND ELECTRIC ILLUMINATING COMPANY,
THE TOLEDO EDISON COMPANY AND OHIO EDISON COMPANY
AND THE SSO SUPPLIERS

MtM Exposure Amount Calculation Information

Table 1  contains the illustrative marks for a twelve month period of the Agreement.  Monthly marks (example only, to be updated in May 2009) are provided for June 2009 through May 2010. For each month, two-month blocks or quarterly blocks where a publicly-available market quotes are available, a market quote will be used for those months. For any month that a market quote is not available, the Companies will use a proprietary method that reflects forward market conditions.
The mark for each Billing Month is the mark that is calculated on the date that the Solicitation closes and will not change over the life of the contract. After the close of the competitive bidding process Forward Market Prices will change.  In addition, the on-peak and off-peak loads used to calculate the MtM Exposure Amount will be adjusted monthly to reflect the most current changes.

Forward Market Prices for the months, two-month blocks or quarterly blocks where a market quote is available will be equal to the market quote. In case a quote for a component of a block and for the block is both available, the Companies reserve the right not to use both the component of a block and the block if they are inconsistent with each other.  However, when this inconsistency occurs, the Companies must use either the market quote for the component or the market quote for the block. Forward Market Prices for each month, two-month blocks, or quarterly blocks where a market quote is unavailable will be equal to the last available market quote for that time period or in case they have not been quoted since the Solicitation closed, they will be equal to the marks set at the close of the Solicitation.

MtM Calculation Example

Parameters

On the closing day of the Solicitation, the following parameters are set

1.	The expected On-Peak Load per tranche.

2.	The expected Off-Peak Load per tranche.

3.	A table of monthly on-peak forward prices (to be used as the “mark” or inception price for each month of the supply period).

4.	A table of monthly on-and off-peak energy prices to determine the ratio of off-peak price to on-peak prices.

Indicative on-peak and off-peak loads per tranche will be made available 14 days prior to the Solicitation.

MARK-TO-MARKET EXAMPLE

All Energy prices are based on Cinergy Hub

Table 1 - Initial Market Price Data
Market Quotes Prior to Solicitation Closing Day

Month	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09
On-Peak	$46.39	$56.39	$56.39	$44.56	$40.90	$44.03

Month	Dec-09	Jan-10	Feb-10	Mar-10	Apr-10	May-10
On-Peak	$43.11	$53.11	$51.69	$50.40	$50.40	$48.43

Table 2 - Off-peak Price Factors
Pre-determined Ratio of Off-Peak to On-Peak Price

Month	Ratio of Off-Peak to On-Peak Price
January	0.66
February	0.66
March	0.66
April	0.59
May	0.45
June	0.46
July	0.45
August	0.49
September	0.55
October	0.65
November	0.59
December	0.66

Table 3 – Closing Day Marks
Marks Set on the Closing Day of the Solicitation
Energy (MWh/tranche)

Prices for June 2009 through May 2011  so as to correspond to the Delivery Period

	On-Peak Volume	Off-Peak Volume	On-Peak Price	Off-Peak Price
Jun-09	25,735	23,155	$ 46.39	$21.34
Jul-09	31,768	22,281	$ 56.39	$25.38
Aug-09	23,577	26,691	$ 56.39	$27.63
Sep-09	24,723	20,579	$ 44.56	$24.51
Oct-09	23,968	19,890	$ 40.90	$26.59
Nov-09	20,637	22,806	$44.03	$25.98
Dec-09	27,935	21,333	$ 43.11	$28.45
Jan-10	25,510	25,737	$ 53.11	$35.05
Feb-10	25,971	23,056	$ 51.69	$34.12
Mar-10	24,097	24,880	$ 50.40	$33.26
Apr-10	25,576	18,448	$ 50.40	$29.74
May-10	19,875	23,210	$ 48.43	$21.79
Jun-10	25,735	23,155	$ 54.11	$24.89
Jul-10	31,768	22,281	$ 65.11	$29.30
Aug-10	23,577	26,691	$ 65.11	$31.90
Sep-10	24,723	20,579	$ 51.40	$28.27
Oct-10	23,968	19,890	$ 45.40	$29.51
Nov-10	20,637	22,806	$ 44.43	$26.21
Dec-10	27,935	21,333	$ 44.43	$29.32
Jan-11	25,510	25,737	$ 64.13	$42.33
Feb-11	25,971	23,056	$ 64.13	$42.33
Mar-11	24,097	24,880	$ 52.57	$34.70
Apr-11	25,576	18,448	$ 52.57	$31.02
May-11	19,875	23,210	$ 51.65	$23.24

Table 4 – Market Prices on Day 1 of the Delivery Period
Market Quotes on Day 1 of the Delivery Period

Month	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09
On-Peak	$46.39	$57.39	$56.39	$46.56	$40.90	$45.03

Month	Dec-09	Jan-10	Feb-10	Mar-10	Apr-10	May-10
On-Peak	$44.11	$53.11	$51.69	$50.40	$50.40	$48.43

Table 5 – MtM on Day 1

Mark-to-Market set on Day 1 of the Delivery Period
Energy (MWh/tranche)

Data for June 2009 through May 2011 so as to correspond to the Delivery Period

	On-Peak Load per Tranche (MWh)	Off-Peak Load per Tranche (MWh)	Mark for On-Peak Prices	Current Day 1 On- Peak Prices	Change in On-Peak Price	Change in Off-Peak Price	MtM
Jun-09	25,735	23,155	$ 46.39	$46.39	$-	$-	$-
Jul-09	31,768	22,281	$ 56.39	$57.39	$1.00	$0.45	$41,794
Aug-09	23,577	26,691	$ 56.39	$56.39	$-	$-
Sep-09	24,723	20,579	$ 44.56	$46.56	$2.00	$1.10	$ 72,081
Oct-09	23,968	19,890	$ 40.90	$40.90	$-	$-
Nov-09	20,637	22,806	$44.03	$45.03	$1.00	$0.59	$ 34,093
Dec-09	27,935	21,333	$ 43.11	$44.11	$-	$-
Jan-10	25,510	25,737	$ 53.11	$53.11	$-	$-
Feb-10	25,971	23,056	$ 51.69	$51.69	$-	$-
Mar-10	24,097	24,880	$ 50.40	$50.40	$-	$-
Apr-10	25,576	18,448	$ 50.40	$50.40	$-	$-
May-10	19,875	23,210	$ 48.43	$48.43	$-	$-
Jun-10	25,735	23,155	$ 54.11	$54.11	$-	$-
Jul-10	31,768	22,281	$ 65.11	$65.11	$-	$-
Aug-10	23,577	26,691	$ 65.11	$65.11	$-	$-
Sep-10	24,723	20,579	$ 51.40	$51.40	$-	$-
Oct-10	23,968	19,890	$ 45.40	$45.40	$-	$-
Nov-10	20,637	22,806	$ 44.43	$44.43	$-	$-
Dec-10	27,935	21,333	$ 44.43	$44.43	$-	$-
Jan-11	25,510	25,737	$ 64.13	$64.13	$-	$-
Feb-11	25,971	23,056	$ 64.13	$64.13	$-	$-
Mar-11	24,097	24,880	$ 52.57	$52.57	$-	$-
Apr-11	25,576	18,448	$ 52.57	$52.57	$-	$-
May-11	19,875	23,210	$ 51.65	$51.65	$-	$-
						Total	$ 147,968

APPENDIX D TO MASTER SSO SUPPLY AGREEMENT
DATED __________, 2009
BY AND BETWEEN THE CLEVELAND ELECTRIC ILLUMINATING COMPANY,
THE TOLEDO EDISON COMPANY AND OHIO EDISON COMPANY
AND THE SSO SUPPLIERS

Sample SSO Letter of Credit

___________________________ (Date)

Letter of Credit No. _______________

To:	The Cleveland Electric Illuminating Company, The Toledo Edison Company and Ohio Edison Company (“Beneficiaries”)

1.      We hereby establish in your favor this irrevocable transferable Letter of Credit (this “ Letter of Credit ”) for the account of _______________________(the “Applicant”), in the aggregate amount of $________________, effective immediately and available to you at sight upon demand at our counters at _____________ and expiring 364 days from date of issuance or any extension thereof (in the form of Annex 5), unless terminated earlier or automatically extended, in accordance with the provisions hereof or otherwise extended.

2.      This Letter of Credit is issued at the request of the Applicant, and we hereby irrevocably authorize you to draw on us, in accordance with the terms and conditions hereof, up to the maximum amount of this Letter of Credit, subject to reduction as provided in paragraph 12 hereof.  This Letter of Credit may be drawn upon an Event of Default under the SSO Master Supply Wholesale  Agreement(s) between the Applicant and you, dated _________ .

3.  A partial or full drawing hereunder may be made by you on any Business Day on or prior to the expiration of this Letter of Credit by delivering, by no later than 11:00 A.M. (New York, NY time1) on such Business Day to                                                     (Bank),                                                                         (address), (i) a notice executed by you in the form of Annex 1 hereto, appropriately completed and duly signed by an Authorized Officer of each of the Beneficiaries and (ii) your draft in the form of Annex 2 hereto, appropriately completed and duly signed by an Authorized Officer of each of the Beneficiaries. Authorized Officer shall mean President, Treasurer, any Vice President or any Assistant Treasurer.

4.      We may, but shall not be obligated to, accept any request to issue a substitute Letter of Credit.  Such request shall be in an Availability Certificate in the form of Annex 3 hereto by you to us for exchange for a new Letter of Credit in the amount set forth in an Availability Certificate, which amount shall not exceed the present value of this letter of credit.  Upon acceptance by us of any such request to issue a substitute Letter of Credit for exchange, the new Letter of Credit shall be issued in the amount as set forth in the Availability Certificate.

5.      We hereby agree to honor a drawing hereunder made in compliance with the terms and provisions of this Letter of Credit by transferring in immediately available funds the amount specified in the draft delivered to us in connection with such drawing to such account at such bank in the United States as you may specify in your draft delivered to us pursuant to Paragraph 3 hereof, by 3:00 P.M. (New York, NY time) on the date of such drawing, if delivery of this requisite document is made prior to

1 If the issuer of the Letter of Credit is located in an area that is not in the Eastern time zone, this time and all other times in this Letter of Credit, and the definition of a business day should be adjusted accordingly

     11:00 AM (New York, NY time) on a business day pursuant to Paragraph 3 herein above, but at the opening of business on the first Business Day next succeeding the date of such drawing if delivery of the requisite document is made on or after 11:00 AM (New York, NY time) on any Business Day pursuant to Paragraph 3 herein above.

6.      If a demand for payment made by you hereunder does not, in any instance, conform to the terms and conditions of this Letter of Credit, we shall give you prompt notice (not exceeding three (3) Business Days following the date of receipt of the documents) that the demand for payment was not effected in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefore and that we will upon your instructions hold any documents at your disposal or return the same to you.  Upon being notified that the demand for payment was not effected in conformity with this Letter of Credit, you may attempt to correct any such non-conforming demand for payment to the extent that you are entitled to do so, provided, however, in such event a conforming demand for payment must be timely made in accordance with the terms of this Letter of Credit.

7.      This Letter of Credit will automatically terminate and be delivered to us for cancellation on the earliest of (i) the making by you of the drawings in an amount equal to the maximum amount available to be made hereunder, (ii) the date we issue a new letter of credit in exchange for this Letter of Credit in accordance with paragraph 4 herein above, (iii) the date we receive from you a Certificate of Expiration in the form of Annex 4 hereto, or (iv) will be automatically extended without written amendment for successive additional one (1) year periods from the current or any future extended expiry date, unless at least ninety (90) days prior to such date of expiration, we give written notice to Beneficiaries by registered or certified mail, return receipt requested, or by overnight courier, at the address set forth above, or at such other address of which prior written notice has been provided to us, that we elect not to renew this irrevocable standby Letter of Credit for such additional one (1) year period.

8.      As used herein:

      " Availability Certificate ” shall mean a certificate substantially in the form of Annex 3 hereto, appropriately completed and duly signed by your authorized officer.

“ Business Day ” shall mean any day on which commercial banks are not authorized or required to close in New York, New York and any day on which payments can be effected on the Fed wire system.

9.      This Letter of Credit is assignable and transferable, in accordance with Annex 6, to an entity who you certify to us in the form of Annex 6, and we hereby consent to such assignment or transfer, provided that this Letter of Credit may not otherwise be amended or modified without consent from us, you and the Applicant, and except as otherwise expressly stated herein, is subject to the Uniform Customs and Practice for Documentary Credits – 2007 Revision, ICC Publication No. 600, or any successor publication thereto (the “ UCP ”).  Any and all transfer fees, expenses and costs shall be borne by the Applicant.  This Letter of Credit shall, as to matters not governed by the UCP, be governed and construed in accordance with New York law, without regard to principles of conflicts of law.  Transfers fees shall be borne by the Applicant.

10.  This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, changed, amplified or limited by reference to any document, instrument or agreement referred to herein, except for Annexes 1 through 6 hereto and the notices referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except as set forth above.

11.  We certify that as of ___________________________(date) we ______________ (“Bank”) satisfy the senior unsecured debt rating of “A” from Standard & Poor’s Rating Service.

12.  The amount which may be drawn by you under this Letter of Credit shall be automatically reduced by the amount of any drawings paid through us referencing this Letter of Credit No. _____.    Partial drawings are permitted hereunder.

13.  Faxed document(s) are acceptable. Presentation by fax must be made to fax number ____________________ confirmed by telephone to _______________.

14.  In the event of act of God, riot, civil commotion, insurrection, war, terrorism or by any strikes or lock outs, or any cause beyond our control, that interrupts our business, and causes the place for presentation of this letter of credit to be closed for business on the last day of presentation, the expiration date of this letter of credit shall be automatically extended without amendment to a date thirty (30) calendar days after the place for presentation reopens for business.

15.  This original letter of credit has been sent to the Company located at ________________ above (as per Applicant’s instructions).  The aggregate amount paid to the Company during the validity of this Letter of Credit will not exceed the amount of this Letter of Credit.  Any demands or communications in the form of the attached Annexes (except for Annex 5) or other communications directed to us under this Letter of Credit must be signed by an Authorized Officer of the EDC.  Acceptance or rejection of any amendments to this Letter of Credit or any extensions pursuant to Annex 5 must be signed by an Authorized Officer of each of the Beneficiaries.

                                                                                            Very truly yours,
                                                                                             (Bank)
                                                                                             __________________________________
                                                                                            By:_______________________________
                                                                                                 Name:
                                                                                                Title:

                                                                                            By:_______________________________
                                                                                                Name:
                                                                                            Title:

1 If the issuer of the Letter of Credit is located in an area that is not in the Eastern time zone, this time and all other times in this Letter of Credit, and the definition of a business day should be adjusted accordingly

Annex 1 to Letter of Credit

DRAWING UNDER LETTER OF CREDIT NO. ________

_______________, 20__

To:        (Bank)
              (Address)

              Attention:  Standby Letter of Credit Unit

Ladies and Gentlemen:

      The undersigned is making a drawing under the above-referenced Letter of Credit in the amount specified below and hereby certifies to you as follows:

1.           Capitalized terms used herein that are defined herein shall have the meanings ascribed thereto in the Letter of Credit.

2.           "Pursuant to Paragraph 2 of the Letter of Credit No._____________, dated____________, 20__, the undersigned is entitled to make a drawing under the Letter of Credit in the aggregate amount of $__________, inasmuch as there is an Event of Default under any SSO Master Supply Wholesale  Agreement between the Applicant and us.

3.           The amount to be received by The Cleveland Electric Illuminating Company is $___________, the amount to be received by The Toledo Edison Company is $________ and the amount to be received by The Ohio Edison Company is $____________ , for total equal to the aggregate amount in the previous paragraph.

4.           We acknowledge that, upon your honoring the drawing herein requested, the amount of the Letter of Credit available for drawing shall be automatically decreased by an amount equal to this drawing.
                                                                Very truly yours,

The Cleveland Electric Illuminating Company                                                                                                   The Toledo Edison Company
By: __________________________________                                                                                                By:__________________________
Name:                                                                                                                 Name:
Title:                                                                                                                 Title:
Date:                                                                                                                            Date:

Ohio Edison Company
By: ________________________________
Name:
Title:
Date:

Annex 2 to Letter of Credit

DRAWING UNDER LETTER OF CREDIT NO. ________

______________, 20__

ON [Business Day immediately succeeding
           date of presentation]

PAY TO:                           The Cleveland Electric Illuminating Company

$ _________________________________

For credit to the account of _________________________.

PAY TO:                           The Toledo Edison Company

$ _________________________________

For credit to the account of _________________________.

PAY TO:                           Ohio Edison Company

$ _________________________________

For credit to the account of _________________________.

FOR VALUE RECEIVED AND CHARGE TO ACCOUNT OF LETTER OF CREDIT NO. ____________ OF

(Bank)
(Address)

The Cleveland Electric Illuminating Company                                                                                                   The Toledo Edison Company
By: __________________________________                                                                                                By:__________________________
Name:                                                                                                                 Name:
Title:                                                                                                                Title:
Date:                                                                                                                           Date:

Ohio Edison Company
By: _______________________________
Name:
Title:
Date:

Annex 3 to Letter of Credit

AVAILABILITY CERTIFICATE
UNDER LETTER OF CREDIT NO. ________

_______________, 20__
To:           (Bank)
                 (Address)

                Attention:  Standby Letter of Credit Unit

Ladies and Gentlemen:

      Each of the undersigned hereby requests that, in exchange for the above-referenced Letter of Credit, a new Letter of Credit be issued in the aggregate amount of $_________ (the “New Amount”) and to expire on __________________(date), but otherwise in the form of this Letter of Credit.

      Please acknowledge your intention to issue such new Letter of Credit in the New Amount upon the surrender of the above-referenced Letter of Credit by signing the attached acknowledgment copy hereof and forwarding it to:

Beneficiaries
                                        Addresses

                                                                Very truly yours,

The Cleveland Electric Illuminating Company                                                                                                   The Toledo Edison Company
By: __________________________________                                                                                                By:__________________________
Name:                                                                                                                 Name:
Title:                                                                                                                            Title:
Date:                                                                                                                                    Date:

Ohio Edison Company
By: _____________________________
Name:
Title:
Date:

                                                                                     APPLICANT NAME

                                                                                     By:
                                             Name:
                                                                                     Title:
                                                                                     Date:

Agreed and Accepted:
(Bank)

By ______________________
Name:
Title:
Date:

Annex 4 to Letter of Credit

CERTIFICATE OF EXPIRATION
OF LETTER OF CREDIT NO. ________

_______________, 20__

To:     (Bank)
           (Address)

           Attention:  Standby Letter of Credit Unit

Ladies and Gentlemen:

      The undersigned hereby certifies to you that the above referenced Letter of Credit may be cancelled without payment.  Attached hereto is said Letter of Credit, marked cancelled.

The Cleveland Electric Illuminating Company                                                                                                 The Toledo Edison Company
By: _________________________________                                                                                                By:__________________________
Name:                                                                                                                       Name:
Title:                                                                                                                          Title:
Date:                                                                                                                                 Date:

Ohio Edison Company
By: _____________________________
Name:
Title:
Date:

cc:         ___________________________ (Applicant Name)

Annex 5 to Letter of Credit

NOTICE OF EXTENSION
OF LETTER OF CREDIT NO._________________

____________, 20__

To          The Cleveland Electric Illuminating Company, The Toledo Edison Company and Ohio Edison Company:

Re: Our Letter of Credit no. ______________________ presently in the aggregate amount of USD________________ issued for the account of _______________________ and expiring on ____________________.

On the expiration date of the Letter of Credit no. _______________, we will issue a new Letter of Credit No. ____________ to expire on __________________(date). This new Letter of Credit No. _________________will, aside from the expiration date be in the amount and form of our Letter of Credit No. __________________.

Very truly yours,

       BANK_______________________________

                                                                        By  _______________________________
                                                                                    Name:
                                                                        Title:
                                                                        Date:

cc:         ___________________________ (Applicant Name)

Annex 6 to Letter of Credit

NOTICE OF TRANSFER
OF LETTER OF CREDIT NO._________________

____________, 20__
To:
Bank
Bank Address

To Whom It May Concern:
Re: Credit_______________________
Issued by _______________________
Advice No_______________________

For the value received, the undersigned beneficiary hereby irrevocably transfers to:

________________________________
(Name of Transferee)

_______________________________
(Address)

all rights of the undersigned beneficiary to draw under the above Letter of Credit in its entirety.

By this transfer, all rights of the undersigned beneficiary in such Letter of Credit are transferred to the transferee and the transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments whether increases or extensions or other amendments and whether now existing or hereafter made.  All amendments are to be advised direct to the transferee without necessity of any consent of or notice to the undersigned beneficiary.

The advice of such Letter of Credit is returned herewith, and we ask you to endorse the transfer on the reverse thereof, and forward it direct to the transferee with your customary notice of transfer.

Enclosed is a certified check in the amount of $_______ in payment of your transfer commission and in addition we agree to pay to you on demand any expenses that may be incurred by you in conjunction with this transfer.

Very Truly Yours

_____________________________________
(signature of the Company)

The above signature with title as stated conforms to that on file with us and is authorized for the execution of said instruments.

(Name of authenticating party)

_____________________________________
(Authorized signature of authenticating party)
Name
Title

APPENDIX E TO MASTER SSO SUPPLY AGREEMENT
DATED ____________, 2009
BY AND BETWEEN THE CLEVELAND ELECTRIC ILLUMINATING COMPANY,
THE TOLEDO EDISON COMPANY AND OHIO EDISON COMPANY
AND THE SSO SUPPLIERS

Guaranty

GUARANTY (this “Guaranty”), dated as of ____________________, made by _________________ (the “Guarantor”), a corporation organized and existing under the laws of _________________ in favor of The Cleveland Electric Illuminating Company, The Toledo Edison Company and Ohio Edison Company (the “Guaranteed Parties”), corporations organized and existing under the laws of the State of Ohio.

Terms not defined herein take on the meaning given to them in the SSO Master Supply Wholesale  Agreement(s) dated ______.  Guarantor enters into this Guaranty in consideration of, and as an inducement for Guaranteed Parties having entered into or entering into the “Agreements” with _______________________[Name], a ___________________ [State] corporation (the “SSO Supplier”), which may involve the extension of credit by the Guaranteed Parties.  Guarantor, subject to the terms and conditions hereof, hereby unconditionally and absolutely guarantees to the Guaranteed Parties the full and prompt payment when due, subject to an applicable grace period and upon demand in writing from the Guaranteed Parties to the Guarantor’s attention at the address for Guarantor set forth in Article 11 hereof of any and all amounts payable by the SSO Supplier to the Guaranteed Parties arising out of the Agreement(s), and,

1.      The Guarantor, as primary obligor and not merely as surety, hereby irrevocably and unconditionally guarantees the full and prompt payment when due (whether by acceleration or otherwise) of the principal and interest on any sums due and payable by the SSO Supplier as a result of an Event of Default under the Agreement(s) (including, without limitation, indemnities, damages, fees and interest thereon, pursuant to the terms of the Agreement(s)).  Notwithstanding anything to the contrary herein, the maximum aggregate liability of the Guarantor under this Guaranty shall Option 1 [in no event exceed _________________.]  Option 2 [in no event exceed the lesser of [the credit limit amount] or the sum of the Total Exposures Amounts under the Agreement(s).]  All such principal, interest, obligations and liabilities, collectively, are the “Guaranteed Obligations”.  This Guaranty is a guarantee of payment and not of collection.

2.      The Guarantor hereby waives diligence, acceleration, notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives presentment and all demands whatsoever except as noted herein, notice of protest, notice of dishonor or nonpayment of any such liability, suit or taking of other action by any

      Guaranteed Parties against, and any other notice to, any party liable thereon (including the Guarantor or any other guarantor), filing of claims with a court in the event of the insolvency or bankruptcy of the SSO Supplier, and any right to require a proceeding first against the SSO Supplier.

3.      The Guaranteed Parties may, at any time and from time to time, without notice to or consent of the Guarantor, without incurring responsibility to the Guarantor and without impairing or releasing the obligations of the Guarantor hereunder, upon or without any terms or conditions: (i) take or refrain from taking any and all actions with respect to the Guaranteed Obligations, any Document or any person (including the SSO Supplier) that the Guaranteed Parties determine in their sole discretion to be necessary or appropriate; (ii) take or refrain from taking any action of any kind in respect of any security for any Guaranteed Obligation(s) or liability of the SSO Supplier to the Guaranteed Parties ; or (iii) compromise or subordinate any Guaranteed Obligation(s) or liability of the SSO Supplier to the Guaranteed Parties including any security therefore.

4.      Subject to the terms and conditions hereof, the obligations of the Guarantor under this Guaranty are absolute and unconditional and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by: (i) any extension, renewal, settlement, compromise, waiver, consent, discharge or release by the SSO Supplier concerning any provision of the Agreement(s) in respect of any Guaranteed Obligations of the SSO Supplier; (ii) the rendering of any judgment against the SSO Supplier or any action to enforce the same; (iii) the existence, or extent of, any release, exchange, surrender, non-perfection or invalidity of any direct or indirect security for any of the Guaranteed Obligations; (iv) any modification, amendment, waiver, extension of or supplement to any of the Agreement(s) or the Guaranteed Obligations agreed to from time to time by the SSO Supplier and the Guaranteed Parties ; (v) any change in the corporate existence (including its constitution, laws, rules, regulations or powers), structure or ownership of the SSO Supplier or the Guarantor, or any insolvency, bankruptcy, reorganization or other similar proceedings affecting the SSO Supplier or its assets, the Guarantor or any other guarantor of any of the Guaranteed Obligations; (vi) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the SSO Supplier, the Guaranteed Parties or any other corporation or person, whether in connection herewith or in connection with any unrelated transaction; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; (vii) the invalidity, irregularity or unenforceability in whole or in part of the Agreement(s) or any Guaranteed Obligations or any instrument evidencing any Guaranteed Obligations or the absence of any action to enforce the same, or any provision of applicable law or regulation purporting to prohibit payment by the SSO Supplier of amounts to be paid by it under the Agreement(s) or any of the Guaranteed Obligations; and (viii) except for a failure to comply with any applicable statute of limitations, any other act or omission to act or delay of any kind of the SSO Supplier, any other guarantor, the Guaranteed Parties or any other corporation or person or any other event, occurrence or circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantor’s obligations hereunder.

5.      The Guarantor hereby irrevocably waives (a) any right of reimbursement or contribution, and (b) any right of salvage against the SSO Supplier or any collateral security or guaranty or right of offset held by the Guaranteed Parties therefor.

6.      The Guarantor will not exercise any rights, which it may acquire by way of subrogation until all Guaranteed Obligations to the Guaranteed Parties pursuant to the Agreement(s) have been paid in full.

7.      Subject to the terms and conditions hereof, this Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms here of shall be conclusively presumed to have been created in reliance hereon.  Except for a failure to comply with any applicable statute of limitations, no failure or delay on the part of the Guaranteed Parties in exercising any right, power or privilege hereunder, and no course of dealing between the Guarantor and the Guaranteed Parties , shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies, which the Guaranteed Parties would otherwise have. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice of demand in similar or other circumstances or constitute a waiver of the rights of the Guaranteed Parties to any other or further action in any circumstances without notice or demand.

8.      This Guaranty shall be binding upon the Guarantor and upon its successors and assigns and shall inure to the benefit of and be enforceable by the Guaranteed Parties and its successors and assigns; provided, however, that the Guarantor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Guaranteed Parties . The assignment rights of the Guaranteed Parties will be in accordance with the terms of the underlying Agreement(s).

9.      Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except upon written agreement of the Guaranteed Parties and the Guarantor.

10.  The Guarantor agrees that its liability as guarantor shall continue and remain in full force and effect in the event that all or any part of any payment made hereunder or any obligation or liability guaranteed hereunder is recovered (as a fraudulent conveyance, preference or otherwise) rescinded or must otherwise be reinstated or returned due to bankruptcy or insolvency laws or otherwise.

11.  All notices and other communications hereunder shall be made at the addresses by hand delivery, by the next day delivery service effective upon receipt or by certified mail return receipt requested (effective upon scheduled weekday delivery day) or telefacsimile (effective upon receipt of evidence, including telefacsimile evidence, that telefacsimile was received)

                 If to the Guarantor:
[To be completed]

                If to the Guaranteed Parties:
                Thomas R. Sims
                Senior Business Analyst
FirstEnergy Corp.
76 South Main Street, 17th Floor
Akron, OH  44308
Telephone: 330-384-3808
Facsimile: 330-255-1662
simst@firstenergycorp.com

12.
If claim is ever made upon the Guaranteed Parties for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and th Guaranteed Parties repays all or part of such amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property, or (b) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Guarantor), then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or  compromise shall be binding upon it, notwithstanding any revocation hereof or the cancellation of the Agreement(s) or other instrument evidencing any liability of the Guarantor, and the Guarantor shall be and remain liable to the Guaranteed Parties hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

13.	The Guarantor hereby certifies that it satisfies the Minimum Rating as defined in the Agreement(s).

14.
This Guaranty shall remain in full force and effect until all Guaranteed Obligations have been fully and finally performed, at which point it will expire. The Guarantor may terminate this Guaranty upon thirty (30) days prior written notice to the Guaranteed Parties which termination shall be effective only upon receipt by the Guaranteed Parties of alternative means of security or credit support, as specified in the Agreement(s) and in a form reasonably acceptable to the Guaranteed Parties. Upon the effectiveness of any such expiration or termination, the Guarantor shall have no further liability under this Guaranty, except with respect to the Guaranteed Obligations entered into prior to the time the expiration or termination is effective, which Guaranteed Obligations shall remain guaranteed pursuant to the terms of this Guaranty until finally and fully performed.

15.
The Guarantor represents and warrants that: (i) it is duly organized and validly existing under the laws of the jurisdiction in which it was organized and has the power and authority to execute, deliver, and perform this Guaranty; (ii) no authorization, approval, consent or order of, or registration or filing with, any court or other governmental body having jurisdiction over the Guarantor is required on the part of the Guarantor for the execution, delivery and performance of this Guaranty except for those already made or obtained; (iii) this Guaranty constitutes a valid and legally binding agreement of the Guarantor, and is enforceable against the Guarantor, except as the enforceability of this Guaranty may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally and by general principles of equity; and (iv) the execution, delivery and performance of this Guaranty by the Guarantor have been and remain duly authorized by all necessary corporate or comparable action and do not contravene any provision of its ___________________ [insert appropriate corporate organizational document, such as Declaration of Trust, Limited Liability Agreement, Articles of Incorporation or by-laws] or any law, regulation or contractual restriction binding on it or its assets.

16.
This Guaranty and the rights and obligations of the SSO Supplier and the Guarantor hereunder shall be construed in accordance with and governed by the laws of the State of Ohio. The Guarantor and Guaranteed Parties jointly and severally agree to the exclusive jurisdiction of State and federal courts located in the State of Ohio over any disputes arising or relating to this Guaranty and waive any objections to venue or inconvenient forum.  The Guarantor and Guaranteed Parties each hereby irrevocably waive any and all rights to trial by jury with respect to any legal proceeding arising out of or relating to this Guaranty.

17.
This writing is the complete and exclusive statement of the terms of this Guaranty and supersedes all prior oral or written representations, understandings, and agreements between the Guaranteed Parties and the Guarantor with respect to subject matter hereof.  The Guaranteed Parties and the Guarantor agree that there are no conditions to the full effectiveness of this Guaranty.

18.
 Every provision of this Guaranty is intended to be severable. If any term or provision hereof is declared to be illegal or invalid for any reason whatsoever by a court of competent jurisdiction, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable. This Guaranty may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

19.
No Trustee or shareholder of Guarantor shall be held to any liability whatsoever for any obligation under this Guaranty, and such Guaranty shall not be enforceable against any such Trustee in their or his or her individual capacities or capacity.  This Guaranty shall be enforceable against the Trustees of Guarantor only as such, and every person, firm, association, trust or corporation having any claim or demand arising under this Guaranty and relating to Guarantor, its shareholders or Trustee shall look solely to the trust estate of Guarantor for the payment or satisfaction thereof.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date first above written to be effective as of the earliest effective date of any of the Agreement(s).

[GUARANTOR]

By:_____________________________
           Title:

Accepted and Agreed to:

The Cleveland Electric Illuminating Company,
The Toledo Edison Company
and Ohio Edison Company
By:__________________________
           Title:

APPENDIX F TO MASTER SSO SUPPLY AGREEMENT

Any First Mortgage Bonds delivered or pledged in satisfaction of the Surplus Margin requirements of Section 6.9(c) of the Agreement by the SSO Supplier or its Guarantor (each, an “Issuer”) shall be in a maximum principal amount of not less than $250 million; provided that First Mortgage Bonds delivered or pledged to cover the first $500 million of Surplus Margin shall be in a maximum principal amount of not less than $500 million; provided further that the provisions of such First Mortgage Bonds may provide that the aggregate liability of the Issuer thereunder at any given time will be the lesser of the aggregate maximum principal amount of all such First Mortgage Bonds then delivered or pledged and the actual amount of Surplus Margin then due under the Agreement.  Such First Mortgage Bonds shall also satisfy the following conditions:

1)
the Issuer’s First Mortgage Bonds or other senior secured debt securities that are pari passu with such First Mortgage Bonds shall at the date of delivery or pledge be rated at least BBB-, Baa3 or BBB- by any of S&P, Moody’s or Fitch;

2)	all required State and Federal regulatory approvals for the delivery or pledge of such First Mortgage Bonds shall have been obtained and be in full force and effect;
3)
any mortgage, indenture, deed of trust or other security agreement (the “Indenture”) providing for the issuance and delivery of the First Mortgage Bonds shall be a first priority lien on the property covered thereby subject only to customary permitted encumbrances, and shall contain customary provisions including with respect to:

a)
the coverage of the lien thereof to appropriate asset classes (i.e. all assets used or useful in the generating electricity) and the maintenance and protection of the effectiveness and priority of such lien and the collateral covered thereby;

b)	the limitation in amount of any First Mortgage Bond or other ratable obligations issuable thereunder to not more than 75% of the lower of cost or fair value of collateral covered thereby;
c)
the exercise of remedies against the Issuer and such collateral in the event of, among other things, any default in payment, compliance with covenants or occurrence of bankruptcy, insolvency or similar proceedings;

4)	the Issuer shall provide the Companies with customary legal opinions of outside counsel as to such matters as the Companies may request, including, but not limited to:
a)	the authorization, execution, delivery and enforceability of the First Mortgage Bonds and the Indenture,
b)	the due recordation of the Indenture and creation and priority of the lien thereof,
c)	the Issuer’s valid and marketable title to the property covered by the lien of the Indenture, and

d)	the receipt and full force and effect of all required State and Federal approvals; and

5)	the structure of the delivery or pledge of the First Mortgage Bonds shall be acceptable to the Ohio Utilities (i.e. pledge, guaranty, escrow, etc.).

Notwithstanding the foregoing, any First Mortgage Bonds delivered or pledged in satisfaction of the requirements of Section 6.9(c) of the Agreement shall be in form, amount and substance satisfactory to the Companies in their sole discretion and the Companies hereby reserve the right to waive or modify any of the above conditions in their sole discretion.